Exhibit 10.2

HANOVER AGREEMENT

This Hanover Agreement (this “Agreement”) is made as of this 18th day of January, 2022 (the “Effective Date”) by and between Hanover Land Company, LLC, a Florida limited liability company (“HLC”), together with the following affiliates of HLC: Hanover Smoak, LLC, a Florida limited liability company, company, Hanover Greenfield, LLC, a Florida limited liability company, Hanover Lakes, LLC, a Florida limited liability company, Hanover Preserve Point, LLC, a Florida limited liability company, Hanover Sunrise, LLC, a Florida limited liability company, Hanover Laviance, LLC, a Florida limited liability company, Hanover Beresford Woods, LLC, a Florida limited liability company, and Hanover 623 Holdings, LLC, a Florida limited liability company, Hanover Hills, LLC, a Florida limited liability company, Hanover Ridgeview, LLC, a Florida limited liability company, Hanover Tyson, LLC, a Florida limited liability company, each with an address for purposes hereof at c/o Hanover Land Company, LLC, a Florida limited liability company (collectively, “Hanover Sellers”), and Landsea Homes of Florida, LLC, a Delaware limited liability company (“Buyer”), and Landsea Homes Corporation, a Delaware corporation (“Landsea” collectively, together with Buyer, “Landsea Parties”).

RECITALS:

1.             On even date herewith, SAM Building Partners, LLC and Edge Creek Ventures, LLC (collectively, the “Seller Members”) and the Landsea Parties are entering into that certain Membership Interest Purchase Agreement (the “MIPA”) for the sale of one hundred percent (100%) of the equity interests of Hanover Family Builders, LLC, a Florida limited liability company (“HFB”), by the Seller Members to Buyer; and

2.              The MIPA contemplates that the parties hereto would enter into this Agreement to set forth, among other things, the terms and conditions pursuant to which (i) certain of the Hanover Sellers would enter into direct contracts with Buyer (collectively, each in the form mutually agreed to by Hanover Sellers and the Landsea Parties and executed concurrently with this Agreement, the “New Land Contracts”) for the sale by Hanover Sellers and purchase by Buyer of certain real property further described in detail on Exhibit A (collectively, the “New Land Contract Property) attached hereto and incorporated herein by reference via lot “take down” transactions, with periodic closings to occur over a period of time; (ii) Hanover Sellers will grant Buyer rights of first offer on terms set forth herein below as to all single family residential land acquisitions and projects for a period of time following the closing date under the MIPA (the “Closing Date”), on terms and conditions more particularly set forth herein; and (iii) Landsea Parties would enter into certain other agreements with Hanover Sellers as provided herein.

NOW THEREFORE, in conjunction with the consummation of transactions contemplated by the MIPA, and in consideration of the foregoing, the mutual covenants contained herein and sum of TEN DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

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1.              DEFINITIONS; RECITALS. All capitalized terms not defined herein shall have the meanings given to them in the MIPA. The recitals set forth above are true and correct.

2.              TRANSACTIONS. Hanover Sellers and Buyer do hereby agree to enter into the New Land Contracts on the Closing Date for the purchase and sale of the New Land Contract Property, and Hanover Sellers agree to grant to Buyer the right of first offer with respect to the Restricted Property (as defined below) during the Option Period (as defined below) on terms set forth in Section 11 hereof.

3.              CLOSING OF TRANSACTION. The joint execution of the New Land Contracts for each New Land Contract Property by the applicable Hanover Sellers and Buyer as contemplated herein, together with the timely remittance of all deposits due thereunder, as applicable, shall take place simultaneously with the Closing under the MIPA. The subsequent closing of the transactions contemplated by the New Land Contracts shall take place pursuant to the terms thereof.

4.              REPRESENTATIONS AND WARRANTIES OF HANOVER SELLERS. Hanover Sellers represent and warrant to Landsea Parties that the following statements are true and correct as of the date hereof and shall survive as provided in Section 13:

(a)            Organization, Standing and Power. Each of the Hanover Sellers is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida, has all requisite limited liability company power and authority to own, lease, and operate its properties and assets and to carry on its business as now being conducted. Each of the Hanover Sellers is duly qualified to do business and, where applicable, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary.

(b)            Authority; No Conflict; Required Filings and Consents.

(i)             Each of the Hanover Sellers have the company power and authority to execute and deliver this Agreement and each New Land Contract, and to perform its obligations hereunder and thereunder, all of which shall have been duly authorized by all requisite company action. No further company or member action on the part of Hanover Sellers is necessary to authorize the execution, delivery and performance of this Agreement and each Hanover Seller Ancillary Document by Hanover Sellers and the consummation by Hanover Sellers of the transactions contemplated hereby and thereby. This Agreement constitutes a valid and binding agreement of Hanover Sellers (as applicable), enforceable against each of them in accordance with its terms.

(ii)            The execution and delivery of this Agreement by Hanover Sellers do not, and the consummation by Hanover Sellers of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of formation or limited liability company agreement of Hanover Sellers, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit) under, require a consent or waiver under (except as expressly set forth in the body of this Agreement or the New Land Contracts), require the payment of a penalty under or result in the imposition of any mortgage, security interest, pledge, lien, charge, or other instrument or encumbrance (“Liens”) on Hanover Sellers’ assets under, any of the terms, conditions, or provisions of any contract, agreement instrument, or obligation to which Hanover Sellers are a party or by which Hanover Sellers or any of their respective properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule, or regulation applicable to Hanover Sellers or any of their respective properties or assets.

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(iii)           Except as contemplated to be obtained by Hanover Sellers hereunder or under the New Land Contracts, no consent, approval, license, permit, order, or authorization of, or registration, declaration, notice, or filing with, Governmental Authority is required by or with respect to Hanover Sellers in connection with the execution and delivery of this Agreement by Hanover Sellers or the consummation by Hanover Sellers of the transactions contemplated by this Agreement.

(c)            Litigation. There is no lawsuit or other legal proceeding pending or, to the knowledge of Hanover Sellers, threatened, against Hanover Sellers challenging the transactions contemplated by this Agreement or materially and adversely affecting any of the New Land Contract Property.

5.              REPRESENTATIONS AND WARRANTIES OF LANDSEA PARTIES. Landsea Parties represent and warrant to Hanover Sellers that the following statements are true and correct as of the date hereof and shall survive as provided in Section 13:

(a)            Organization, Standing and Power. Landsea Parties are each duly organized, validly existing, and in good standing under the laws of the jurisdiction of their incorporation, have all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on their business as now being conducted, and are duly qualified to do business and, where applicable, are in good standing as a foreign corporation in each jurisdiction in which the character of the properties they own, operate or lease or the nature of its activities makes such qualification necessary.

(b)            Authority; No Conflict; Required Filings and Consents.

(i)             Landsea Parties have all requisite corporate or company power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Landsea Parties has been duly authorized by all necessary corporate action on the part of Landsea Parties. This Agreement has been duly executed and delivered by the Landsea Parties and, assuming that this Agreement is duly executed, and delivered by Hanover Sellers, constitutes the valid and binding obligation of Landsea Parties, enforceable against each of them in accordance with its terms, subject to the any applicable bankruptcy, reorganization, insolvency, moratorium, or other similar applicable Laws affecting creditors’ rights generally and principles governing the Availability of equitable remedies.

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(ii)            The execution and delivery of this Agreement by the Landsea Parties does not, and the consummation by the Landsea Parties of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the article or certificate of incorporation or bylaws of Landsea Parties, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under any of the terms, conditions or provisions of any lease, license, contract or other agreement, instrument or obligation to which Landsea Parties is, or are, a party or by which any of them or any of their properties or assets may be bound, nor conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to Landsea Parties or any of their respective properties or assets.

(iii)           No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Authority or any stock market or stock exchange on which shares of Parent’s common stock are listed for trading is required by or with respect to Parent or Buyer in connection with the execution and delivery of this Agreement by the Landsea Parties or the consummation by the Landsea Parties of the transactions contemplated by this Agreement, except for customary public company disclosures to the Securities and Exchange Commission and Nasdaq.

(iv)          No vote of the holders of any class or series of Parent’s capital stock or other securities is necessary for the consummation by Parent of the transactions contemplated by this Agreement.

(c)            Litigation. There is no lawsuit or other legal proceeding pending or, to the knowledge of Landsea Parties, threatened, against Landsea Parties challenging the transactions contemplated by this Agreement.

(d)            Financing. Landsea Parties have access to sufficient funds to perform all of their respective obligations under this Agreement and to consummate the transactions contemplated by this Agreement and each New Land Contract.

6.              ACTIONS TO CLOSE TRANSACTION. Subject to the terms hereof, Hanover Sellers and the Landsea Parties shall each use their commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to fulfill and cause to be satisfied, the conditions in Section 8 (but with no obligation to waive any such condition) and to consummate and make effective the transactions contemplated hereby as promptly as practicable. The terms of this Section 6 shall expressly survive the Closing of the transactions contemplated by the MIPA.

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7.              PUBLIC DISCLOSURE. Hanover Sellers acknowledges that Landsea Parties intend to issue a press release and make public filings that include this Agreement and a summary of its terms. Landsea Parties will consult with Hanover Sellers before issuing its initial press release except to the extent prohibited by applicable Law. Hanover Sellers shall not make any press release or other public statement regarding this Agreement without the prior consent of Landsea Parties.

8.             CLOSING DELIVERIES.

(a)            Closing Deliveries of Hanover Sellers. Concurrently with the execution of this Agreement, Hanover Sellers shall deliver to Parent and Buyer duly executed counterparts of each of the New Land Contracts. In connection with the consummation of the closing(s) contemplated by the New Land Contracts, each Hanover Seller shall timely deliver all of the closing deliverables contemplated to be delivered by the “Seller” pursuant to the New Land Contracts.

(b)            Closing Deliveries of Parent and Buyer. Concurrently with the execution of this Agreement, Parent and Buyer shall deliver to Hanover Sellers duly executed counterparts of each of the New Land Contracts, together with the earnest money deposit, set forth therein to the extent required to be delivered at such time. In connection with the consummation of the closing(s) contemplated by the New Land Contracts, Parent and Buyer, as applicable, shall timely deliver all of the closing deliverables contemplated to be delivered by the “Buyer” pursuant to the New Land Contracts.

9.              RESERVED.

10.            RESERVED.

11.            RIGHT OF FIRST OFFER. For a period of two (2) calendar years from the Closing Date, unless sooner terminated pursuant to Section 11(g), below (the “Option Period”), if the Hanover Sellers, or any entity under common beneficial ownership with, or control by, Hanover Land Company, LLC or the members thereof (collectively, the “Hanover Option Parties”), owns or has the right to acquire any single family residential land projects in the State of Florida (the “Restricted Property”), then Landsea Parties shall have a right of first offer with respect to said Restricted Property as follows:

(a)            Right of First Offer. If, from and after the Closing Date, any of the Hanover Option Parties decide to sell all or any portion of the Restricted Property, the Hanover Option Parties shall promptly provide written notice to Landsea Parties of the Hanover Option Parties’ intent to sell said Restricted Property (the “ROFO Notice”), which ROFO Notice shall specify the terms, conditions and purchase price upon which the Hanover Party desires to sell such Restricted Property. If Landsea Parties desire to acquire such Restricted Property pursuant to the ROFO Notice, Landsea Parties shall, within ten (10) business days after Landsea Parties’ receipt of the ROFO Notice, give Hanover Sellers written notice of such effect (the “Acceptance Notice”). In the event that Landsea Parties give an Acceptance Notice within the specified time period provided above, then the Hanover Option Parties and the Landsea Parties shall cooperate in good faith, to enter into a purchase agreement within thirty (30) days after the giving of such Acceptance Notice, such purchase agreement to be on the terms and conditions set forth in the ROFO Notice and otherwise substantially in the form of the contract attached hereto as Exhibit “B” (the “ROFO Contract Form”), subject to modification, as appropriate, depending on the property, terms, and structure of the transaction.

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(b)            Conveyance of Properties after Right of First Offer. In the event that Landsea Parties (a) notify Hanover Option Parties that it is not interested in acquiring the Restricted Property pursuant to an ROFO Notice, or (b) fail to provide an Acceptance Notice within the applicable time period, then the Hanover Option Parties shall be free to convey the Restricted Property in the applicable ROFO Notice to any bona fide third party, provided that the price to sell the same shall be no less than 95% of the price set forth in the applicable ROFO Notice and on substantially the same terms and conditions as set forth in the ROFO Notice. If, thereafter, (i) any Restricted Property included in the original applicable ROFO Notice is not under contract to sell to a bona fide third party within three (3) months after delivery of such ROFO Notice to the Landsea Parties and the Hanover Option Parties persists in its desire to sell same, or (ii) the Hanover Option Parties desire to sell any portion of the Restricted Property included in the original applicable ROFO Notice at a price that is less than 95% of the price set forth in such original ROFO Notice or on other terms that are not substantially the same conditions set forth therein, then the Hanover Option Parties shall provide the Landsea Parties with a second ROFO Notice, as applicable, with respect to such Restricted Property and otherwise comply once again with the foregoing provisions in the same manner as provided in this Section 11 provided, however, that with respect to prospective sales following a ROFO Notice delivered pursuant this Section 11(c), Landsea Parties shall deliver its Acceptance Notice to such second ROFO Notice within five (5) business days after receipt thereof.

(c)            Pending Properties. Exhibit C sets forth a list of properties being currently under contract by HLC (collectively, the “Pending Properties”), which, to the extent acquired by Hanover Option Parties, shall be deemed Restricted Properties and subject to the provisions of this Section 11. Landsea Parties covenant not to compete or attempt to acquire the Pending Properties, including via an affiliate or subsidiary of Landsea Parties, until such time, if ever, that HLC confirms that such Pending Properties are no longer being pursued by HLC, provided Landsea Parties shall have the unrestricted right to pursue the acquisition of other properties, including properties located in the same developments as, or located in the vicinity of, the Pending Properties. In the event that HLC or any of the Hanover Option Parties acquires the Pending Properties, HLC shall provide written notice of the same to the Landsea Parties, whereupon such Pending Propert(y)ies shall thereafter be deemed Restricted Properties, as aforesaid.

(d)            Restricted Property. Notwithstanding anything contained herein, it is expressly acknowledged, understood and agreed by the parties that the acquisition of the properties identified as “Indigo / Cypress Bluff” in Lake County, Florida, and (ii) “Stewart Major” in Volusia County, Florida, are currently under contract by HLC or its affiliate, and are pending negotiations regarding a variety of joint development and similar agreements. To the extent acquired by HLC, or its affiliate, the foregoing properties shall be deemed a Restricted Properties and shall be subject to the provisions of this Section 11.

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(e)            Excluded Properties. Exhibit D sets forth a list of properties currently owned (or under contract) by HLC (collectively, the “Excluded Properties”), that have been allocated for purchase by unrelated third party entities, or are subject to pending negotiations for sale. The Excluded Properties shall be expressly excluded from this Agreement in all respects. In addition to and notwithstanding the foregoing, in the event that the Landsea Parties (or the appropriate affiliate entity) fail to provide an “Approval Notice” with respect to any property that is the subject of any of the New Land Contracts, or pursuant to any ROFO Contract Form that is entered into in connection with an Acceptance Notice, then the property that is the subject of such New Land Contract or ROFO Contract Form, as applicable, shall thereafter be deemed an Excluded Property for all purposes hereunder, and the Hanover Option Parties shall not thereafter be obligated to comply with the provisions of this Section 11 with respect to the property that is the subject of the same.

(f)             Default. Notwithstanding anything contained herein or in the MIPA or otherwise, the parties hereto agree and acknowledge that the breach of this Section 11 will cause irreparable damage to Landsea Parties and upon breach of any provision of this Section 11, Landsea Parties shall be entitled to any and all remedies at law including injunctive relief, specific performance or other equitable relief; provided, however, that the foregoing remedies shall in no way limit other remedies which Landsea Parties may have in the event Hanover Option Parties breach this Section 11 including but not limited to the right to actual damages (but not consequential and punitive damages).

(g)            Expiration; Termination. Notwithstanding any provision of this Section 11 to the contrary, the Option Period shall be deemed to automatically expire, and all rights of the Landsea Parties pursuant to this Section 11 shall be deemed terminated, upon the occurrence of any of the following: (i) any default by Landsea Parties pursuant to any of the New Land Contracts in a manner that entitles the applicable Hanover Option Party to retain the earnest money deposit held thereunder, in whole or in part, or (ii) any default by Landsea Parties pursuant to any ROFO Contract Form that is entered into by the Hanover Option Parties and the Landsea Parties that entitles the applicable Hanover Option Party to retain the earnest money deposit held thereunder, in whole or in part.

(h)            No Obligation. For the avoidance of doubt, Hanover Option Parties make no representation or warranty regarding the future availability of Restricted Property, nor shall Hanover Option Parties be obligated to sell, or make available for sale, any Restricted Property owned or acquired by Hanover Option Parties, except pursuant to the terms of Section 11(a), above.

(i)             Exclusion of Edge Creek, LLC. Landsea acknowledges that Edge Creek, LLC, a Florida limited liability company (“Edge Creek”), owns an interest as an equity investor in certain of the entities comprising the Hanover Option Parties. Notwithstanding the foregoing, for the avoidance of doubt, Edge Creek shall be expressly excluded from the terms and provisions of this Agreement, including, without limitation, this Section 11, except to the extent of its ownership interest in the Hanover Option Parties. In no event shall the independent assets and/or investments by Edge Creek or any of its affiliates, officers, managers, directors, owners, employees or agents, including, without limitation: (i) JCH Holdings, LLC, a Florida limited liability company and Emerson Investments International, Inc., a Florida corporation, and any parent, subsidiary or affiliate of either of the foregoing; and (ii) any entities doing business as “Jones Homes”, and any employees, members, shareholders, partners or direct or indirect owners of any of the foregoing, be bound by or subject to the terms of this Agreement.

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(j) Survival. The terms of this Section 11 shall expressly survive the Closing of the transactions contemplated by the MIPA.

12.            TAKING NECESSARY ACTION; FURTHER ACTION. From and after the Closing Date, each of Landsea Parties, and Hanover Sellers shall, from time to time, at the request of each other and without further consideration do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably required to give effect to the intent of this Agreement and the transactions contemplated hereunder. This Section 12 shall survive Closing. Notwithstanding anything contained herein or in the MIPA or otherwise, the parties hereto agree and acknowledge that the breach of this Section 12 will cause irreparable damage to Hanover Sellers and the Landsea Parties and upon breach of any provision of this Section 12, Landsea Parties and Hanover Sellers shall be entitled to any and all remedies at law including injunctive relief, specific performance or other equitable relief.

13.            SURVIVAL. The representations and warranties of Hanover Sellers and the Landsea Parties set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until the expiration of the Option Period (the “Survival Date”), at which time they shall expire except to the extent that a written claim has been made prior to the Survival Date. The covenants and other agreements of each party set forth in this Agreement will remain in full force and effect in accordance with their terms and shall survive the Closing to the extent intended to be performed after the Closing.

14.            BROKERS. Except as expressly provided in the MIPA, all parties hereto each warrant and represent to the other that, none of them have entered into any agreement, written or oral, with any person or entity as a result of which any party hereunder will become obligated to pay a finder’s fee or broker’s commission as a result of execution of this Agreement or consummation of the transactions provided for herein. Each party hereto agrees to indemnify, defend (with counsel reasonably acceptable to the indemnitee) and hold the other parties hereto harmless against any action, liability, loss, cost, damage or expense (including attorneys’ fees and costs) arising out of, or attributable to, any claim by any person or entity to a finder’s fee or brokerage commission based upon an alleged agreement (written or oral) between such person or entity and such indemnifying party. The provisions of this Section 14 shall survive the Closing and the termination or cancellation of this Agreement.

15.            MISCELLANEOUS.

(a)            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, representatives, successors and assigns of the parties hereto. Except as provided in herein or in the MIPA, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto.

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(b)            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Florida.

(c)            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and the signature pages by facsimile transmission or other electronic means shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.

(d)            Costs. Wherever in this Agreement provision is made for the doing of any act by any person it is understood and agreed that such act shall be done by such person at its own cost and expense unless a contrary intent is expressed.

(e)            Construction. Both parties to this Agreement have participated fully and equally in the negotiation and preparation hereof, this Agreement shall not be more strictly construed or any ambiguities within this Agreement resolved against either party hereto.

(f)             Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, provided that the foregoing does not affect the continuing effect of the MIPA. No provisions hereof may be modified or amended except by an instrument in writing signed by the party against whom enforcement is sought and then only to the extent set forth in such instrument.

(g)            Attorneys’ Fees. In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all of its reasonable attorneys’ fees and costs including all fees and costs incurred prior to and at all trial and appellate levels.

(h)            Waiver of Jury Trial. Each of party hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this agreement or the actions of parties hereto in the negotiation, administration, performance and enforcement hereof.

(i)             Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void; provided, however, Buyer may assign all of its rights, interests and obligations to Landsea Parties or any direct or indirect wholly owned subsidiary of Landsea Parties without any such consent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

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(j)             Time. Time is of the essence in the performance of each party’s respective obligations hereunder.

(k)            Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(l)             Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

(m)           Remedies. Any and all remedies herein expressly conferred upon a party or expressly conferred upon a party pursuant to any other agreement, document, or instrument in connection with the transactions contemplated hereunder or delivered in connection herewith, will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties, in addition to all other remedies provided hereunder, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity. This provision shall survive termination of this Agreement or Closing.

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(n)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service, (iii) on the date of confirmation of receipt (or, the first Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by electronic mail or facsimile, or (iv) the date such notice is actually received by the party for whom it is intended (or, the first Business Day following such receipt if the date of such receipt is not a Business Day), in the case of any other means of transmission (including personal delivery, messenger service or ordinary mail), in each case to the intended recipient as set forth below:

(A)	If to Landsea Parties

Landsea Homes Corporation 660 Newport Center Drive, Suite 300 Newport Beach, CA 92660 Attn: Chief Legal Officer Email: ftenerelli@landseahomes.com with a copy to (which shall not constitute notice):

Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 Attn: Cary Hyden Email: cary.hyden@lw.com

(B)	if to Hanover Sellers:

Hanover Land Company, LLC 605 Commonwealth Avenue Orlando, FL 32803 Attn: Bill Orosz Email: worosz@hcpland.com with a copy to (in the case of Hanover Sellers) (which shall not constitute notice):

Hanover Land Company, LLC 605 Commonwealth Avenue Orlando, FL 32803 Attn: Andrew J. Orosz Email: aorosz@hcpland.com

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Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

(o) Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Florida in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 15(n). Nothing in this paragraph, however, shall affect the right of any party to serve legal process in any other manner permitted by applicable Laws.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

“HANOVER SELLERS”:

HANOVER LAND COMPANY, LLC,
a Florida limited liability company

By:	/s/ William S. Orosz
William S. Orosz, Jr., President

HANOVER SMOAK, LLC,
a Florida limited liability company

By:	Hanover Land Company, LLC,
a Florida limited liability company,
its Manager

By:	/s/ William S. Orosz
William S. Orosz, Jr., President

HANOVER GREENFIELD, LLC,
a Florida limited liability company

By:	Hanover Land Company, LLC,
a Florida limited liability company,
its Manager

By:	/s/ William S. Orosz
William S. Orosz, Jr., President

HANOVER LAKES, LLC,
a Florida limited liability company

By:	Hanover Land Company, LLC,
a Florida limited liability company,
its Manager

By:	/s/ William S. Orosz
William S. Orosz, Jr., President

[SIGNATURE PAGES CONTINUE FOLLOWING PAGE]

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HANOVER PRESERVE POINT, LLC,
a Florida limited liability company

By:	Hanover Land Company, LLC,
a Florida limited liability company,
its Manager

By:	/s/ William S. Orosz
William S. Orosz, Jr., President

HANOVER SUNRISE, LLC,
a Florida limited liability company

By:	Hanover Land Company, LLC,
a Florida limited liability company,
its Manager

By:	/s/ William S. Orosz
William S. Orosz, Jr., President

HANOVER RIDGEVIEW, LLC,
a Florida limited liability company

By:	Hanover Land Company, LLC,
a Florida limited liability company,
its Manager

By:	/s/ William S. Orosz
William S. Orosz, Jr., President

HANOVER LAVIANCE, LLC,
a Florida limited liability company

By:	Hanover Land Company, LLC,
a Florida limited liability company,
its Manager

By:	/s/ William S. Orosz
William S. Orosz, Jr., President

[SIGNATURE PAGES CONTINUE FOLLOWING PAGE]

14

HANOVER BERESFORD WOODS, LLC,
a Florida limited liability company

By:	Hanover Land Company, LLC,
a Florida limited liability company,
its Manager

By:	/s/ William S. Orosz
William S. Orosz, Jr., President

HANOVER 623 HOLDINGS, LLC,
a Florida limited liability company

By:	Hanover Land Company, LLC,
a Florida limited liability company,
its Manager

By: v
William S. Orosz, Jr., President

HANOVER HILLS, LLC,
a Florida limited liability company

By:	Hanover Land Company, LLC,
a Florida limited liability company,
its Manager

By:	/s/ William S. Orosz
William S. Orosz, Jr., President

HANOVER RIDGEVIEW, LLC,
a Florida limited liability company

By:	Hanover Land Company, LLC,
a Florida limited liability company,
its Manager

By:	/s/ William S. Orosz
William S. Orosz, Jr., President

[SIGNATURE PAGES CONTINUE FOLLOWING PAGE]

15

HANOVER TYSON, LLC,
a Florida limited liability company

By:	Hanover Land Company, LLC,
a Florida limited liability company,
its Manager

By:	/s/ William S. Orosz
William S. Orosz, Jr., President

[SIGNATURE PAGES CONTINUE FOLLOWING PAGE]

16

“LANDSEA PARTIES”:

Landsea Homes Corporation

By:	/s/ John Ho
Name:	John Ho
Title:	CEO

Landsea Homes of Florida LLC

By:	/s/ John Ho
Name:	John Ho
Title:	CEO

17

EXHIBIT A
(List of all New Land Contracts)

Community:	Seller:	Buyer:	Contract Price:	Deposit:
Ardmore Reserve (50’s and 70’s)	Hanover Smoak, LLC	HFB Ardmore Phase III, LLC	$5,250,000	$525,000.00
Greenfield	Hanover Greenfield, LLC	HFB Greenfield, LLC	$2,100,000	$210,000.00
Hanover Lakes (H4, H5 and H6)	Hanover Lakes, LLC	HFB Lakes, LLC	$8,780,500	$887,350.00
Preservation Pointe	Hanover Preserve Point, LLC	HFB Preservation Pointe, LLLC	$6,998,250	$661,500.00
Preserve at Sunrise	Hanover Sunrise, LLC	HFB Sunrise, LLC	$3,450,000	$345,050.00
Ridgeview (40’s, 50’s and 60’s)	Hanover Ridgeview, LLC	HFB Ridgeview, LLC	$18,680,000	$1,868,000.00
Trinity Lakes (40’s, 50’s and 60’s)	Hanover Laviance, LLC	HFB Trinity Lakes, LLC	$19,429,993	$1,846,500.00
Beresford Woods (40’s, 50’s and 60’s)	Hanover Beresford Woods, LLC	HFB Beresford Woods, LLC	$19,327,170	$1,729,600.00
EagleTail Landings	Hanover 623 Holdings, LLC	Hanover Family Builders, LLC	$7,246,800	$627,500.00
Parkview at the Hills	Hanover Hills, LLC	Hanover Family Builders, LLC	$14,979,150	$1,350,000.00
Trinity Place	Hanover Tyson, LLC	HFB Trinity Place, LLC	$8,031,460	$803,146.00

^ -- The Contract Prices noted above are provided in summary format, and exclude applicable lot premiums, escalators and adjustments, and are therefore qualified in all respects by the terms and conditions of the underlying New Land Contract(s).

EXHIBIT A

EXHIBIT B

ROFO CONTRACT FORM

CONTRACT FOR SALE AND PURCHASE

[Form Land Contract – Finished Lots1]

CONTRACT FOR SALE AND PURCHASE

THIS CONTRACT FOR SALE AND PURCHASE (the “Contract”) is made and entered into as of [____________] (the “Effective Date”), by and between HANOVER ___________, LLC, a Florida limited liability company (hereinafter referred to as “Seller”), and ______________, LLC, a __________ limited liability company (hereinafter referred to as “Buyer”).

1.              Agreement to Sell and Purchase. Seller is the owner of [_________] (___) residential lots (each individually, a “Lot,” and collectively, the “Lots” or the “Property”) in the subdivision of [____________], City of [____________], [__________] County, Florida (the “Subdivision”). The Lots are legally described in Exhibit “A” attached hereto and incorporated herein by reference. [The Lots are shown as Lots [_____________], by plats of survey of record at Plat Book [_____] Pages [_____], [___________] Public Records of ___________ County, Florida (collectively, the “Plats”).] Seller hereby agrees to sell and convey to Buyer, and Buyer agrees to purchase the fee simple title to the Lots together, in each instance, with all improvements thereon and thereto and all of the rights, privileges, appurtenances, hereditaments, easements, reversions and remainders pertaining to or used in connection therewith, including, without limitation, all (a) development and concurrency rights, privileges, permits, entitlements, applications, approvals, licenses, building permit and development allocations, all utility permits and credits, incentives, impact fee credits, prepaid fees, air rights, water rights, water stock, water capacity, sewer, wastewater and re-use water rights, sewage treatment capacity, other utility capacity and rights, concurrency certificates, approvals and permits related thereto, subject in each case to Section 11(c) hereof; (b) strips and gores, streets, alleys, easements, rights-of way, public ways, or other rights appurtenant, adjacent, or connection thereto, (c) minerals, oil, gas, and other hydrocarbon substances in, under, or that may be produced therefrom; and (d) all intangible property used in connection with the Property, including rights, privileges, and benefits under all guarantees, warranties, indemnities, contract rights in connection with any work or services performed with respect to the Property and utility contracts relating to all or any portion of the Lots, all of the foregoing items (a) through (d) to the extent owned by Seller and transferable, and otherwise subject to the terms and conditions of this Contract.

2.              Purchase Price and Method of Payment. Subject to credits, adjustments, surcharges and prorations hereinafter set forth, the base purchase price (the “Purchase Price”) for the Property shall be [____________] DOLLARS ($___________) per Lot. The Purchase Price per Lot shall be paid by Buyer to Seller at the Closing (as defined in Section 9) of each Lot purchase, and shall automatically increase at the rate of six percent (6%) per annum simple interest commencing on the Effective Date until the date of the Closing for such Lot (the “Escalator”).

1 Note – This form contemplates the delivery of finished lots with development facilitated by Hanover. The parties agree and acknowledge that the form shall vary depending on the facts and circumstances of a particular transaction (i.e. - finished lots, permitted and engineered paper lots, raw land, etc…). The form is intended for example and template purposes.

EXHIBIT B

(a)            Within three (3) business days of the Effective Date, Buyer shall deliver to Fidelity National Title Insurance Company, Attention Sam Sobering, 2400 Maitland Center Parkway, Suite 200, Maitland, FL 32751, Telephone: (407) 670-2441, Email: Sam.Sobering@fnf.com (the “Escrow Agent”), the sum of [$___________] as an earnest money deposit (the “Earnest Money Deposit”). The Earnest Money Deposit shall be held and retained by Escrow Agent in accordance with the terms of this Contract in an interest or non-interest bearing account at Buyer’s option, and shall be disbursed by Escrow Agent in accordance with the terms of this Contract. The Earnest Money Deposit shall be held by the Escrow Agent and reduced at the time of each Closing hereunder pro rata based on the number of Lots in such Closing and credited to the Purchase Price for each Lot purchased hereunder commencing at the Initial Closing hereunder, until the last and final Closing hereunder (the “Final Closing”) (as described in Section 9) contemplated hereunder, at which time the remainder of the Earnest Money Deposit shall be credited in favor of Buyer against the Purchase Price at the Final Closing. All interest earned on the Earnest Money Deposit while in escrow shall become part of the Earnest Money Deposit and paid to the party entitled to the Earnest Money Deposit. If Buyer elects to terminate this Contract at any time prior to expiration of the Inspection Period (as defined below) or Buyer does not deliver the Approval Notice (as defined below) to Seller prior to expiration of the Inspection Period, Escrow Agent shall immediately, without any further instructions, return the Earnest Money Deposit to Buyer and, except for any obligations that expressly survive termination of this Contract, neither party shall have any further obligation or liability hereunder.

(b)            The Purchase Price per Lot shall be paid to Seller by Buyer through Escrow Agent at the time of each Closing hereunder by federal funds wire transfer or other immediately available funds acceptable to Seller.

3.              Evidence of Title. Within fifteen (15) days from Effective Date, Seller shall deliver to Buyer, at Seller’s expense, a Title Insurance Commitment for an owner’s title insurance policy (the “Commitment”) issued by Escrow Agent in its capacity as title insurer (the “Title Company”) in the amount of the total base Purchase Price for all of the Lots comprising the Property evidencing that Seller is vested with fee simple marketable title to the Property, free and clear of all liens, encumbrances, exceptions or qualifications whatsoever save and except for: (a) the “Permitted Exceptions” as defined in Section 9 and (b) those exceptions to title which are to be discharged by Seller at or before the Closing thereof. Legible and complete copies of all documents set forth on the Commitment shall be delivered to Buyer with the Commitment. The Commitment shall also evidence that upon the execution, delivery and recordation of the Deed (defined below) to be delivered pursuant to the provisions of this Contract and the satisfaction of all requirements specified in Schedule B, Section 1 of the Commitment, Buyer shall acquire fee simple title to the Property, subject only to the Permitted Exceptions, and shall agree to insure any easements benefitting the Property. If Buyer or its attorneys shall determine the Commitment does not meet the requirements specified above, or that the title to the Property or the applicable Lots is unsatisfactory for any reason, Buyer shall notify Seller of that fact in writing within thirty (30) days after Buyer’s receipt of the Commitment, but in no event following the expiration of the Inspection Period (the “Title Defect Notice”). The Title Defect Notice shall specify those liens, encumbrances, exceptions or qualifications to title which are unsatisfactory to Buyer, any such liens, encumbrances, exceptions or qualifications being hereinafter referred to as the “Title Defects”.

EXHIBIT B

At least ten (10) days prior to each Closing of Lots at and after the Initial Closing, Seller will deliver an updated Commitment for the Lots being then purchased, together with copies of any additional matters identified therein, which updated Commitment shall be in the aggregate base Purchase Price (including the Escalator applicable thereto) of the Lots being purchased. Buyer may object to any matters not shown in prior Commitments issued to it for previous Closings, each of which shall be deemed a Title Defect for which Buyer has delivered a Title Defect Notice to Seller, unless otherwise waived in writing by Buyer.

(a)            Seller shall have thirty (30) days following its receipt of the Title Defect Notice during which to undertake a good faith, diligent, and continuous effort to cure, removes, or satisfies the Title Defects to the satisfaction of the Title Company and Buyer. The Title Company’s election to remove, provide affirmative insurance over, or insure over a Title Defect shall be deemed a satisfactory resolution for all purposes pursuant to the preceding sentence. Seller’s failure to timely deliver such written notice shall be deemed Seller’s election not to remove such Title Defect(s). If Seller elects not to remove any such Title Defect, then Buyer may terminate this Contract within five (5) days after Seller’s delivery (or deemed delivery) of its election not to remove any such Title Defect(s), in which case Escrow Agent shall immediately, without any further instructions, return the Earnest Money Deposit to Buyer and, except for any obligations that expressly survive termination of this Contract, neither party shall have any further obligation or liability hereunder. If Buyer fails to terminate this Contract pursuant to the preceding sentence, Buyer shall be deemed to have waived such Title Defect, and Seller shall thereafter have no obligation to cure or remove the same. If Seller removes the Title Defects within such thirty (30) day period (as the same may be extended below), the applicable Closing shall take place on the later of (i) the date specified in this Contract or (ii) ten (10) days after the earlier of (a) the end of said thirty (30) day cure period (or the end of the extended cure period set forth below) or (b) Seller’s delivery to Buyer of written evidence of the removal of such Title Defects and an updated Commitment evidencing such removal, whichever is sooner. If the foregoing results in any delay of a scheduled Closing, then the Escalator shall abate (i.e., not accrue) during such period of delay. Notwithstanding the foregoing, Seller shall not be obligated to remove any Title Defect, except that, whether or not Buyer objects, Seller shall on or before each Closing: (a) satisfy and otherwise remove from title to the Property any mortgage, deed of trust, mechanics lien or other monetary liens, all to the extent claimed by or through Seller, affecting the Property other than the lien for any current and non-delinquent real property taxes and assessments (“Monetary Liens”); (b) terminate all leases, possessory agreements, licenses, and operating agreements that affect the Property and cause all parties-in-possession title exceptions shown on the Commitment, if any, to be deleted; (c) pay any taxes, assessments and homeowner association assessments for the current year (which shall be prorated in accordance herewith); (d) remove any encumbrances caused by or claimed by or through Seller after the Effective Date (collectively with the Monetary Liens, the “Seller Removal Items”); and (e) execute and deliver at Closing at affidavit sufficient to allow the Title Company to delete the mechanic’s liens, possession, and unrecorded matters exceptions, to insure the so-called “gap” between the effective date of the Commitment (or updated title commitment) and the recordation of the Deed (defined below) (if Buyer agrees to proceed with any Closing on a “gap” basis in its sole and absolute discretion). Additionally, Seller covenants for the benefit of Buyer that Seller shall not further encumber any Lots or grant any interest therein to any third parties after the effective date of the Commitment, and should Seller do so, Seller shall be required to remove any such matter prior to each Closing (failing which Seller shall be in default under this Contract, notwithstanding the provisions of the next paragraph).

EXHIBIT B

If Seller (a) is unable to remove the Title Defects within the thirty (30) day cure period allowed hereunder or (b) provides written notice to Buyer that, notwithstanding Seller’s good faith efforts (without the obligation to incur material expense or institute litigation), Seller is unable to remove the Title Defects at any time prior to the expiration of the foregoing thirty (30) day cure period, Buyer shall within ten (10) days of the expiration of the cure period or receipt of Seller’s notice as aforesaid, provide Seller with written notice (i) electing to terminate this Contract as to all Lots that have not then been acquired by Buyer, (ii) extending the date of any Closing for a reasonable period of time not to exceed thirty (30) days to allow Seller to continue to attempt to remove any such Title Defect, (iii) substituting the Lot or Lots affected by any such Title Defect with other Lots of a comparable nature (i.e. – Interior / Exterior / Water / Conservation / View / Size / Location / Topography / etc.), and deferring the purchase of such Lot or Lots that are the affected by the Title Defects until such time as Seller has removed the same, or (iv) electing to waive the Title Defects and to accept the conveyance of such Lots subject to the Title Defects without abatement of the Purchase Price, in which event the applicable Closing shall take place on the later of (i) the date specified in this Contract or (ii) ten (10) days after the end of said initial thirty (30) day Title Defects cure period. Notwithstanding the foregoing, in the event that a Title Defect that cannot be removed by Seller impacts more than ten percent (10%) of the Lots, Buyer shall make an election under item (i), (ii) or (iv), above. If Buyer makes the election under item (ii) and Seller does not remove the Title Defects within such additional period, then Buyer shall make an election under item (i), (ii) or (iv), above, within ten (10) days after the expiration of such cure period. The failure of the Buyer to provide timely notice pursuant to the preceding sentence shall be deemed an election to waive the Title Defects and proceed to Closing. If Buyer elects to terminate this Contract because of the existence of uncured Title Defects, the Earnest Money Deposit shall be returned to Buyer, and neither party shall have any further rights, duties, obligations or liabilities, at law or in equity, arising out of or relating to this Contract except for those that specifically survive termination of this Contract pursuant to other sections hereof. Notwithstanding the foregoing, if Seller fails to timely remove any Seller Removal Item, Seller shall be in default under this Contract.

4.             Survey and Due Diligence Materials. Within five (5) business days from the Effective Date, Seller shall deliver to Buyer copies of all surveys, plats, maps, drawings, plans, and other documents pertaining to the development of the Subdivision and/or the Lots, all title reports, title commitments and title policies issued to Seller and pertaining to any portion of the Property or any of the Lots, all environmental, endangered species, and other reports, technical data, utility capacity information, soil and hydrological reports, permits, zoning stipulations, agreements, and requirements and concurrency agreements and certificates, any proposed or existing leases, licenses, easements, development agreements and other agreements affecting the Property, all approved site plans including copies of any resolutions or ordinances approving the site plans, all contracts with engineers, other design professions and contractors relating to development of the Lots, any unrecorded documents pertaining to the governance of the Subdivision pursuant to the Subdivision Documents (as defined below), including, without limitation, the most recent budget for the homeowners’ association, together with any other similar materials relating to the Property which are in Seller’s possession or control and the contact information for the engineers and sitework contractor for the Subdivision (each of whom Buyer shall be authorized to contact, discuss the Lots, the Subdivision, and/or its development with, and, if desired by Buyer, retain at Buyer’s expense), but expressly excluding, in each case, any internal memoranda, analysis, documents, studies or correspondence of Seller regarding the Property or any attorney-client privileged material (collectively, the “Due Diligence Materials”). Within five (5) business days following the delivery by Seller to Buyer of the Due Diligence Materials, Buyer and Seller shall prepare and mutually agree on a written list itemizing the Due Diligence Materials that have been delivered, subject to further addition as set forth herein below. To the extent any of the items described above were obtained by Seller from third-party consultants paid by Seller and/or with whom Seller contracted and such items are not otherwise addressed to Buyer, Seller shall, at no material out-of-pocket cost to Seller, cooperate with Buyer to cause each such preparer of such items to provide Buyer with a reliance letter reasonably acceptable to Buyer confirming Buyer’s right to rely upon and use such items. In addition, Seller shall promptly furnish to Buyer for its review any of the items described above that may come into Seller’s possession or control from and after the Effective Date, and any additional documents and information pertaining to the Lots and/or the Subdivision in the possession or control of Seller reasonably requested in writing by Buyer.

EXHIBIT B

Buyer, at its expense and prior to the expiration of the Inspection Period, may obtain a boundary survey of the Property (the “Survey”) showing the location and dimensions of all boundaries, encroachments, overlaps, easements, utilities, right-of-ways and improvements thereon, and such other matters as requested by Buyer. Additionally, Buyer, at its expense, may obtain a boundary survey of any Lots prior to the applicable Closing thereof. The Survey shall be prepared by a land surveyor duly licensed and registered as such in the State of Florida, and shall, at a minimum, be certified in accordance with the minimum technical standards set forth by the Florida Board of Land Surveyors without qualification by such surveyor to Buyer and Seller and the Title Company, shall set forth an adequate and accurate legal description of the Property or the applicable Lots being surveyed, and shall otherwise be in a form satisfactory to Buyer and the Title Company to eliminate the standard survey exception from the title insurance policy to be issued at Closing. Buyer shall notify Seller prior to the expiration of the Inspection Period specifying those adverse matters shown on the Survey which are not acceptable to Buyer with respect to the Property or the applicable Lots being surveyed, as applicable, and the same shall thereupon be deemed to be Title Defects hereunder and addressed in the manner provided in Section 3 entitled “Evidence of Title.”

5.              Possession. Sole and exclusive possession of the applicable Lots being conveyed shall be surrendered by Seller and delivered to Buyer at the time of each Lot Closing hereunder. Prior to surrender of possession, Seller shall commit or permit no waste, deterioration or destruction of the Property, normal wear and tear excepted, and shall bear all risk of loss of whatever nature. Effective immediately upon a Closing, any personal property remaining on the Lots acquired at such Closing shall be deemed abandoned and may be removed and disposed of by Buyer.

EXHIBIT B

6.              Representations and Warranties of Seller. Seller, to induce Buyer to enter into this Contract and to complete the Closings, makes the following representations and warranties to Buyer, subject in each instance to the matters identified on the Commitment, Survey (or that would have been identified on the Survey, to the extent obtained), the Due Diligence Materials, and those exceptions, if any, set forth on the attached Exhibit “D”, and which representations and warranties are true and correct as of the date of this Contract, and shall be true and correct as of the date of each Closing hereunder:

(a)            Seller has full power, right, and authority, and is duly authorized to enter into this Contract, to perform each and all of the matters and acts herein provided, and to execute and deliver all documents provided hereunder, and no consents of any other person, entity, public body or court are required in connection with this Contract and the performance of all Seller’s obligations hereunder other than those consents which have been obtained by Seller. This Contract does not, nor does the observance or performance by Seller of its obligations hereunder, contravene any provisions, or constitute a violation or breach by Seller, of any law, judgment, order, writ, injunction or decree, trust, indenture, instrument or agreement binding upon Seller or the Property. When executed, the instruments required of Seller hereunder shall constitute valid and binding obligations of Seller, enforceable against it in accordance with their terms. Seller is duly organized and validly existing under the laws of the state of its formation, is authorized to transact intrastate business in the State of Florida.

(b)            There is no tenant or any other occupant of the Property (or any improvements thereon) having any right or claim to possession or use of the Property. Possession of the Property shall be delivered to Buyer by Seller free of rights or claims of any tenants, occupants or parties in possession.

(c)             The Due Diligence Materials actually provided to Buyer constitute all of the documents in Seller’s possession or control that are material to the operation, use, condition and ownership of the Property. To Seller’s knowledge, the Due Diligence Materials actually provided to Buyer, are true, correct and complete in all material respects and contain no material misrepresentations or omissions of material facts.

(d)           Seller has received no written notice, and has no actual knowledge, of any claims, demands, litigation, proceedings or governmental investigations pending or threatened against or related to the Property or Seller. There is no pending, and Seller has received no written notice, and has no actual knowledge, of any threatened taking or condemnation of the Property or any portion thereof.

(e)            There are no attachments, levies, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy, or any other debtor relief actions contemplated by Seller or filed by Seller, or to Seller’s knowledge, pending in any current judicial or administrative proceeding against Seller.

(f)             There are no leases, options, purchase agreements, rights of first refusal, rights of first offer, similar rights, tenancies or land contracts affecting the Property or any part thereof, except for this Contract. No other person or entity other than Buyer has any right or option to acquire the Property or any portion thereof or any interest therein.

EXHIBIT B

(g)           Seller alone holds fee simple title to the Property free and clear of all liens, encumbrances, claims, demands, easements, rights or interests of others, covenants, conditions, restrictions and encroachments of any kind or nature other than those reflected in the Commitment.

(h)            The person signing this Contract on behalf of Seller is fully authorized to do so.

(i)             Seller has received no written notice, and has no actual knowledge, that the Lots are in violation of any applicable federal, state and local laws, statutes, ordinances, codes, rules and regulations, valid private covenant, condition or restriction applicable to the Property or any of the permits, approvals, licenses, certificates and entitlements currently in effect for the Property, and no person or entity capable of issuing a valid notice of non-compliance has threatened to do so.

(j)             Seller has received no written notice, and has no actual knowledge, of any change contemplated in any applicable law, rule, regulation, ordinance or restriction, any judicial or administrative action or any action by adjacent landowners that would prevent, limit or impede Buyer’s use of the Lots for Buyer’s intended use.

(k)            Except as set forth on the attached Exhibit “D”: (i) to Seller’s knowledge, the Property is not under investigation for violation of any federal, state, or local law, ordinance, statute, code, regulation, administrative rule, policy, order, or interpretation, and all requirements of any licenses or permits, existing now or in the future, relating to health and safety, the environmental conditions in, at, on, under, or about the Property, including, but not limited to, soil and groundwater conditions, or Hazardous Substance (as hereinafter defined), including CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980) and RCRA (Resources Conservation and Recovery Act of 1976) (collectively, “Environmental Laws”); (ii) to Seller’s knowledge, the Property has not been subject to a deposit of any Hazardous Substance (as hereinafter defined); (iii) neither Seller nor, to Seller’s knowledge, any third party has used, generated, manufactured, stored, or disposed in, at, on, or under the Property any Hazardous Substance; and (iv) to Seller’s knowledge, there is not now in, on, or under the Property any underground or above ground storage tanks or surface impoundments, any asbestos containing materials, or any polychlorinated biphenyls used in hydraulic oils, electrical transformers, or other equipment. For purpose of this Contract, the term “Hazardous Substance” shall be deemed to include any wastes, materials, substances, pollutants, and other matters regulated by any Environmental Laws, including any hazardous or toxic material, substance, irritant, chemical or waste, which is (A) defined, classified, designated, listed or otherwise considered under any Environmental Law as a “hazardous waste,” “hazardous substance,” “hazardous material,” “extremely hazardous waste,” “acutely hazardous waste,” “radioactive waste,” “biohazardous waste,” “pollutant,” “toxic pollutant,” “contaminant,” “restricted hazardous waste,” “infectious waste,” “toxic substance,” or any other term or expression intended to define, list, regulate or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment, (B) toxic, ignitable, corrosive, reactive, explosive, flammable, infectious, radioactive, carcinogenic or mutagenic, and which is or becomes regulated by any local, state or federal governmental authority, (C) asbestos and asbestos containing materials, (D) an oil, petroleum, petroleum based product or petroleum additive, derived substance or breakdown product, (E) urea formaldehyde foam insulation, (F) polychlorinated biphenyls (PCBs), (G) freon and other chlorofluorocarbons, (H) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources, (I) lead-based paint and (J) mold, rot, fungi and bacterial matter and includes the following substances to the extent such substances would constitute a hazardous substance under any Environmental Laws.

EXHIBIT B

(l)             Seller has not received written notice from any governmental authorities of any new (or increases in existing) development fees, impact fees, or other fees that will be levied (or are under consideration by any governmental authorities) in connection with the development of the Property with residences, nor has Seller received written notice from any governmental authorities of any policy or action, nor is it aware of any such action, precluding, suspending or inhibiting (i) issuance of building permits with respect to the Property; or (ii) issuance of certificates of occupancy for residences on the Property.

(m)           Except as may be disclosed in the Commitment, Seller has not made any commitment or representation to any governmental authority, utility company, school board, church, religious body, homeowner’s association, or other organization, group or individual or any adjoining or surrounding property owner, that would impose an obligation upon Buyer to construct any improvements, to make any contributions of money, to dedicate any land, to maintain any land or improvements, or otherwise be binding upon Buyer or the Property, or would interfere with Buyer’s ability to construct residences on the Lots, and Seller shall not make any such commitment or representation that would affect the Property or any portion thereof, without Buyer’s written consent.

(n)           Seller is not in default under the provisions of any mortgage or other encumbrances, liens, or restrictions that affect the Property, and Seller shall pay all amounts when due with regard to the Property until Closing.

(o)            To Seller’s knowledge, there are no threatened or endangered species or protected natural habitat, flora, or fauna on the Property nor are there any areas on any Lot that are designated as wetlands or otherwise subject to the United States Army Corps of Engineers’ Section 404 permit requirements, in each case for which appropriate mitigation has not been obtained.

(p)            To Seller’s knowledge, there are no wells, drilling holes, wellheads, or underground storage tanks located on or under the Property, and Seller has not used the Property and, to Seller’s knowledge, the Property has never been used as a landfill, waste disposal site (including, without limitation, construction waster), or burial site. To Seller’s knowledge, there are no archeological or historic artifacts or sites located on or immediately adjacent to the Property.

(q)            The Lots will be usable as Lots upon which a single family residence can be constructed and used for residential purposes.

(r)             There are no shared expense agreements, repayment agreements, reimbursement agreements, or development payback agreements that affect all or any portion of the Property, and all on-site and off-site improvements necessary for Buyer to obtain a building permit for a single-family residential dwelling to be constructed on each Lot and a certificate of occupancy for a completed single-family residential dwelling constructed on each Lot have been completed and accepted by all applicable governmental authorities. To Seller’s knowledge, no governmental authorities have refused or threatened to refuse to issue building permits with respect to the Lots as a result of the deficiency or insufficiency of on-site or off-site improvements.

EXHIBIT B

(s)            No assessment for public improvements have been made, nor has Seller received any written notice of planned or contemplated assessments, against the Property. There are no community development districts or special taxing districts affecting, or, to Seller’s knowledge, planned to affect, any portion of the Property.

(t)             Except for the Permitted Exceptions (including recorded Subdivision Documents) and applicable governmental regulations, there are no contracts, agreements or other obligations, written or oral, governing or relating to the development, use or operation of the Lots that would be binding upon the Property, or Buyer as the owner thereof, after any Closing.

(u)           Seller is not a “foreign person” as defined by the Internal Revenue Code or Regulations, and, prior to each Closing contemplated under this Contract, agrees to provide Buyer an affidavit to that effect.

(v)           Seller has received no written notice, and has no actual knowledge, that any governmental authority has imposed any requirement that would bind Buyer to pay directly or indirectly any special fees or contributions, or incur any expenses or obligations in connection with the development of any portion of the Property, except for customary building permit, impact and inspection fees, if any.

All of the representations and warranties made herein are true, correct and complete as of the Effective Date and all information supplied to or to be supplied by Seller or its agents, shall be supplemented or corrected as necessary so as to be true, correct and complete in all material respects at each applicable Closing. The representations and warranties of Seller shall survive each Closing for a period of one (1) year (“Survival Period”).

7.              Representations and Warranties of Buyer. Buyer, to induce Seller to enter into this Contract and to complete each Closing, makes the following representations and warranties to Seller, which representations and warranties are true and correct as of the date of this Contract and shall be true and correct as of the date of each Closing hereunder:

(a)            Buyer has full power, right, and authority, and is duly authorized to enter into this Contract, to perform each and all of the matters and acts herein provided, and to execute and deliver all documents provided hereunder, and no consents of any other person, entity, public body or court are required in connection with this Contract and the performance of all Buyer’s obligations hereunder other than those consents which have been obtained by Buyer. This Contract does not, nor does the observance or performance by Buyer of its obligations hereunder, contravene any provisions of law, trust, indenture or agreement binding upon Buyer. When executed, the instruments required of Buyer hereunder shall constitute valid and binding obligations of Buyer in accordance with their terms.

EXHIBIT B

(b)            All of the representations and warranties made herein are true, correct and complete in all material respects as of the date hereof; provided, however, that all representations and warranties contained in this Contract are only as to the best actual knowledge of Buyer, without any independent investigations or inquiries.

8.              Inspections; Right of Entry. Buyer and its agents and consultants, shall have a period commencing on the Effective Date and ending at 5:00 p.m. EST on the [forty-fifth (45th)] day after the Effective Date (the “Inspection Period”) in which to undertake, at Buyer’s expense, any and all physical inspections and other investigations of and concerning the Property as Buyer, in its sole and absolute discretion, may deem appropriate or necessary for the determination by Buyer as to the sufficiency and desirability of the Property for the purposes and uses intended by Buyer, including, without limitation, obtaining and reviewing zoning approvals or regulations, surveys, percolation tests, engineering studies, soil and environmental tests, utilities, title, licenses, permits, easements, parking availability and capacity, and other related matters (collectively, the “Feasibility Study”). Seller shall provide reasonable access to the Property to Buyer and its agents and consultants to permit Buyer to conduct the Feasibility Study.

Seller hereby grants to Buyer and Buyer’s agents, consultants, assigns, contractors, representatives and other persons designated by Buyer, provided Buyer is not in default beyond the applicable notice and cure period with respect to its obligations under this Contract, full right of entry upon the Property during the term of this Contract. Buyer, on its own behalf and, as a condition precedent to the exercise of such right of entry, specifically agrees to defend, indemnify and save and hold Seller harmless from and against any loss, damage, liability, suit, claim, cost or expense (including, without limitation, reasonable attorneys’ fees)to the extent caused by the exercise by Buyer or its agents, contractors or consultants entry upon or actions around or upon the Subdivision including, without limitation, property damages or personal injury or death, which covenant will survive termination of this Contract, notwithstanding other provisions hereof; provided, however, that Buyer shall have no responsibility or liability for (a) any act or omission of Seller or its agents, contractors or consultants; (b) any adverse condition or defect on or affecting the Property not caused by Buyer or its employees, agents, consultants, or contractors but discovered during the Feasibility Study including, without limitation, the pre-existing presence or discovery of any matter (such as, but not limited to, any Hazardous Substance); (c) the results or findings of the Feasibility Study; (d) Buyer’s election to terminate this Contract as a result of the Feasibility Study; and/or (e) any lost profits, lost business opportunities or any other consequential, indirect, speculative or incidental damages.

Buyer also agrees that if it shall cause any physical damage to the Property occasioned as a result of the exercise of the right of entry and inspection, by Buyer or its consultants and contractors, including any soil borings or similar physical tests or examinations, to be repaired to substantially the original condition thereof promptly upon the completion of any such entry or inspection unless Buyer has previously closed on such portion of the Property. Buyer shall pay promptly all costs of inspection and investigations and keep the Property free from any lien therefore. Buyer and its consultants and contractors shall undertake all investigations in a safe manner.

EXHIBIT B

In the event the results of the Feasibility Study are, in Buyer’s sole and absolute discretion, unacceptable to Buyer for any reason or no reason at all and Buyer so notifies Seller of that fact in writing on or prior to the expiration of the Inspection Period, then this Contract shall be terminated and the Earnest Money Deposit returned to Buyer, and neither party shall have any further rights, duties, obligations or liabilities, at law or in equity, arising out of or relating to this Contract except for those that specifically survive termination of this Contract pursuant to other sections hereof. If Buyer does not deliver written notice to Seller stating its approval of its review of the Property prior to expiration of the Inspection Period (“Approval Notice”), as determined in its sole and absolute discretion, this Contract will terminate in accordance with the prior sentence. If Buyer delivers the Approval Notice, then from and after the end of the Inspection Period, the Earnest Money Deposit shall be non-refundable except in the event of Seller’s default or as expressly provided for herein.

9.              Closings; Conveyance of Property. At the time of each closing hereunder (each, a “Closing”), Seller shall convey good and marketable fee simple title to the applicable Lots by Special Warranty Deed or, if Seller received title pursuant to a Warranty Deed, then by Warranty Deed (such deed, as applicable, hereinafter referred to as the “Deed”). Notwithstanding anything to the contrary contained in this Contract, if this Contract terminates after any Closing, then the rights and obligations of the parties that survive such Closing will also survive such termination. The conveyance of the Lots shall be free and clear of all liens, encumbrances, exceptions or qualifications whatsoever; save and except only for the following exceptions (hereinafter referred to as “Permitted Exceptions”), to wit:

(a)           Non-delinquent ad valorem real property taxes for the year of such Closing and subsequent years (which shall be subject to proration on the date of each Closing as provided herein).

(b)           Matters disclosed by an accurate survey or inspection which are not timely objected to by Buyer in accordance with this Contract.

(c)           Local zoning ordinances and regulations applicable to the Property.

(d)           All easements, restrictions, and encumbrances of record which are approved by Buyer in writing, or otherwise deemed acceptable to Buyer during the Inspection Period and title review process in the event Buyer fails to timely object to such matters.

(e)           Title Defects and other matters waived by Buyer in accordance with the express terms of this Contract.

The closing schedule is set forth on the attached Exhibit “B”, the terms of which are incorporated herein by reference (the “Lot Takedown Schedule”). If any Closing falls on a weekend or federal or state holiday, then such date shall be automatically extended to the next succeeding weekday that is not a federal or state holiday. Buyer may identify the exact Lots to be purchased at each Closing and Buyer shall notify Seller of same no later than ten (10) days prior to the scheduled date for the Closing.

Notwithstanding any other provisions of this Section 9, Buyer shall have the right to accelerate the Closing of any Lots upon five (5) days written notice to Seller prior to the date Buyer desires to close upon said Lots. Lots which are closed ahead of schedule shall be credited toward the number of Lots required to be closed at the next applicable Closing. The Purchase Price of the accelerated Lots shall be the Purchase Price plus such Escalator as has accrued as of the actual date of the Closing for such Lots. Without Seller’s approval, Buyer may not commence construction of any improvements on a Lot until such Lot has been conveyed to Buyer.

EXHIBIT B

At each Closing, Seller shall execute, acknowledge and deliver to Buyer for each Lot purchased the closing documents set forth in Exhibit “C” attached hereto and by this reference made a part hereof.

The Escrow Agent shall serve as the closing agent. Each Closing shall take place at said closing agent’s office, or by courier to said closing agent’s office, if agreed by the parties. As a condition to the closing agent acting in such capacity, Seller shall cause closing agent’s underwriter to issue to Buyer promptly following the Effective Date an escrow and closing protection letter or insured escrow and closing service in written form satisfactory to Buyer.

10.            Closing Costs. Seller shall pay for the cost of: (i) all documentary stamp taxes (including all surtaxes, if any) required to be paid with respect to each Deed and other instruments of conveyance, if any, (ii) the cost of recording the Deed to be delivered at each Closing and any curative title documents, (iii) the title search fee, lien search fees and the title premium on the owner’s Title Policy, and (iv) the cost for any estoppel fees charged pursuant to the Subdivision Documents. Buyer shall pay for the cost of: (A) all other recording fees (not including, however, the cost of recording the Deed nor the cost of any curative title instruments which are to be paid exclusively by Seller), (B) all documentary stamps and intangible tax on Buyer’s financing documents, if any, (C) any additional cost or premium for any loan Title Policy required by Buyer and any endorsements required by Buyer’s lender; (D) the premium for any endorsements to the owner’s Title Policy required by Buyer; (E) any transfer fees, initiation fees, or working capital fees payable pursuant to the Subdivision Documents, in each case if applicable and subject to the payment terms set forth in the Subdivision Documents, and (F) the Survey. Each party shall bear its own legal and other professional fees and disbursements and due diligence costs, including without limitation, physical inspection costs. Notwithstanding the foregoing, Seller shall pay at each Closing, without any contribution from Buyer, the cost of preparing release documents, if any, and the recording thereof for any lien releases required to be obtained by Seller in order to convey title to the applicable Lots as required herein.

11.            Prorations.

(a)            Taxes. All ad valorem real and personal property taxes shall be prorated as of the date of each Closing and shall be based upon the tax bill for the applicable year of proration with allowance for discount for November payment. All taxes and special assessments for the years prior to the year of each Closing shall be paid by Seller. If, however, the amount of such taxes for the year of a Closing cannot be ascertained, the rates, millage and assessed valuations for the previous year, with known changes, if any, shall be used as an estimate and tax prorations based on such estimate shall, at the request of either party, be readjusted between the parties within thirty (30) days after the actual tax bills for the year of Closing are received.

EXHIBIT B

(b)            Assessments. Seller shall pay, or prior to each Closing of the Property (or portion thereof then Closing, as applicable) shall have paid, all special assessments and liens for public improvements. Certified, confirmed or ratified pending special assessment liens against or in respect to the Property (or portion thereof then Closing, as applicable) shall be paid in full at each Closing by Seller. Notwithstanding the foregoing, where a special assessment is to be paid over a period of years, and not in a lump sum, then Seller shall be responsible for such assessment, as to each Lot, only in the amounts due to the date of Closing of the applicable Lot. Community Development District assessments be prorated on the CDD’s fiscal year.

(c)           Impact Fees. In addition to the Purchase Price, Buyer shall pay to Seller (or, if applicable, Seller’s affiliate) at each Closing hereunder an amount equal to the prevailing rate charged by applicable governmental authority for all impact fees, credits, capacity reservation fees, school concurrency fees, and all similar appurtenances to the Lots (collectively, the “Impact Fee Credits”) to the extent that (i) either the Seller (or its affiliate) has prepaid such Impact Fee Credits, and/or the Seller or the Lots are otherwise benefitted by such Impact Fee Credits, and (ii) the payment or reimbursement of such Impact Fee Credits is required by applicable governmental as a condition to the construction and sale activities to be conducted by Buyer on the Lots. Seller shall obtain from applicable governmental authority an estoppel, reliance letter, or such other documentation, if any, customarily provided by such governmental authority evidencing the amount and confirming the transferability of such impact fees and related appurtenances. Seller shall execute at each Closing all such forms as may be required by the applicable governmental authority to facilitate the transfer and conveyance of the foregoing items. Buyer and Seller shall reasonably cooperate to calculate and itemize all such Impact Fee Credits as may be reimbursable by Buyer to Seller pursuant to this Section 11(c) prior to the expiration of the Inspection Period.

(d)           Survival. The provisions of this Section 11 shall survive each Closing.

12.            Conditions Precedent to Closing. The obligation of Buyer to close each of the sale and purchase transactions contemplated in this Contract shall be and hereby is expressly conditioned upon the prior occurrence, satisfaction or fulfillment at the time of each Closing of the following, with respect to the portion of the Property being purchased:

(a)            All representations and warranties of Seller made in this Contract shall be true and correct in all material respects and there shall have been no material breach or breaches of the same by Seller, nor shall there have occurred since the Effective Date any event which would render any of the representations and warranties untrue or incorrect in any material respect, which breach or event has not been cured.

(b)           Seller shall have complied with and/or performed all of the material obligations, covenants, and agreements required on the part of Seller to be complied with or performed pursuant to the terms of this Contract.

(c)            There is no litigation, arbitration, judgment or legal, administrative, or other proceeding or governmental investigation, formal or informal, including eminent domain, condemnation, assessment district or zoning change proceeding, pending or threatened against or relating to either the Property or Seller which would affects Buyer’s anticipated development of the Property or preclude Buyer’s purchase and Seller’s sale of the Property in the manner and for the purposes specified and contemplated in this Contract, no action or proceeding shall have been commenced by or against Seller under the federal bankruptcy code or any state law for the relief of debtors or for the enforcement of the rights of creditors, and no attachment, execution, lien, or levy shall have attached to or been issued with respect to Seller’s interest in the Lots.

EXHIBIT B

(d)            There shall have occurred no material adverse change in the physical or legal conditions of the Property from the conditions existing as of the Effective Date.

(e)            Seller has delivered to Buyer evidence reasonably satisfactory to the Title Company, that the person executing the Closing documents on behalf of Seller has full right, power and authority to do so, and that Seller is not a foreign person within the meaning of the Internal Revenue Code of 1986 and the regulations issued thereunder or appropriate withholding at each Closing as required by law is made.

(f)            Seller has executed all documents requested by the Title Company in order to remove the mechanic’s liens, possession and unrecorded matters standard exceptions from the Title Policy and to insure the so called “gap”, and the Title Company is irrevocably and unconditionally prepared and committed to issue to Buyer (with an effective date on the applicable Closing date), a 2006 ALTA Owner’s Policy of Title Insurance with Florida modifications in favor of Buyer for the applicable Lots (i) showing fee title to such Lots vested in Buyer, (ii) with liability coverage in an amount equal to the Purchase Price (including any Escalation) for such Lots, (iii) with those endorsements reasonably requested by Buyer (provided that such endorsements are available in the State of Florida and are paid for by Buyer), and (iv) containing no exceptions other than the Permitted Exceptions.

(g)            The Title Defects, if any, shall have been cured by Seller, or waived, or deemed waived, by Buyer.

(h)            The Lots that are the subject of each Closing comply with the Development Specifications (as defined below), which Development Specifications shall be applicable and specific to the phase of the Subdivision in which the Lots are located.

(i)             There shall be no development preconditions to the issuance of building permits or certificates of occupancy for the construction of single family residences on the Lots to be purchased other than construction of such residences in accordance with applicable building permits and codes.

(j)             There shall be no moratorium, injunction, restraining order, or similar restriction imposed by any governmental authority, quasi-governmental authority, utility provided or regulator, court, administrative body, or private entity that precludes or prevents the issuance of building permits or certificates of occupancy with respect to the Lots and/or the construction of residences or other improvements on the Lots.

(k)            Buyer shall have received approval by any applicable homeowner’s association applicable to the Subdivision of proposed plans for the houses Buyer intends to construct on the Lots, provided that such plans shall (i) have been submitted to the homeowner’s association for review within thirty (30) days following the Effective Date, (ii) substantially conform to the Subdivision Documents and (iii) shall have otherwise adhered to the procedures set forth in the Subdivision Documents.

EXHIBIT B

If any judicial decree is entered, governmental order is issued or moratorium or similar order is imposed prior to any Closing that would impair or delay Buyer’s improvement or use of any of the applicable Lots for the construction and sale of a single family home thereon, then at Buyer’s option the Lot Takedown Schedule set forth in Section 9 shall be extended for period of up to six (6) months to allow for the moratorium to expire or be lifted, during which time the Escalator shall abate and not accrue. If the moratorium is still in effect upon the expiration of such six (6) month period, then at any time thereafter while the moratorium remains in effect either Seller or Buyer may terminate this Contract, whereupon Escrow Agent shall return the Earnest Money Deposit to Buyer and the parties shall be relieved of all further liability under this Contract with respect to all Lots not then owned by Buyer, provided that if Seller so elects to terminate, Buyer may negate such election by agreeing to proceed with the applicable Closing, in which case this Contract will remain in full force and effect. Seller represents that there is no such decree, order or moratorium pending or threatened as to the Property and that Seller has no knowledge that any such action is presently contemplated. Notwithstanding the foregoing, if the judicial decree, governmental order or moratorium affects less than all of the Lots to be closed, Buyer may select alternative Lots while keeping the affected Lots under this Contract for possible future acquisition, and close on the remaining Lots if and when required in accordance with the terms of this, Contract.

If one or more of the foregoing conditions precedent to Buyer’s obligation to close specific Lots pursuant to this Contract shall not have occurred or been satisfied (with respect to the Lots being purchased), or expressly waived in writing by Buyer on or before the applicable closing date for any Closing determined hereunder for any reason whatsoever, then Buyer shall provide written notification to Seller of such failure. Seller shall then have a period of thirty (30) days to cure such failure and satisfy the outstanding requirements during such curative period, during which time the Escalator shall abate and not accrue. In the event Seller shall fail to cure such failure within such thirty (30) day period (or any extended cure period), then Buyer may (i) waive the unfulfilled condition and close in accordance with this Contract, without adjustment or abatement of the Purchase Price (except for the adjustments, prorations and abatements set forth herein), (ii) delay such Closing for a reasonable period of time not to exceed thirty (30) days to allow Seller to cure such unfulfilled condition(s), during which time the Escalator shall abate and not accrue; (iii) defer the Closing as of the affected Lots only, and substituting such Lots with other Lots of a comparable nature (i.e. – Interior / Exterior / Water / Conservation), or (iv) in the event that suitable replacement Lots as contemplated by item (iii) above are not available, terminate this Contract in its entirety, whereupon the balance of the Earnest Money Deposit shall be promptly returned to the Buyer. Notwithstanding the foregoing, if the failure of any applicable Buyer’s closing condition is caused by a Seller default, Buyer shall also be entitled to pursue its rights and remedies pursuant to the terms of Section 22. The Lot Takedown Schedule shall be extended for any cure period described above and the next Closing shall occur on the later of (i) the scheduled closing date for such Closing or (ii) ten (10) days after the applicable condition is satisfied.

Actual possession of each Lot shall be delivered to Buyer at the conclusion of the applicable Closing with no other parties being in possession of the Property.

EXHIBIT B

13.           Subdivision Plans. Seller represents and warrants that:

(a)            Seller has submitted to the Governing Jurisdiction a complete set of construction plans for the Subdivision, including but not limited to the site plan, traffic plan, water and sewer plan, grading plan and drainage plan (collectively, the “Construction Plans”). The Construction Plans have been finally approved by the Governing Jurisdiction, and Seller shall not modify the Construction Plans without Buyer’s prior consent.

(b)            Seller shall not modify the Plats without Buyer’s prior consent. The Plats and the Construction Plans are hereinafter collectively referred to as the “Subdivision Plans.”]

14.            Development Specifications. Seller covenants that it shall develop the Subdivision and the Property so that each meets all applicable laws, regulations, ordinances, restrictions, orders and zoning conditions, and the development specifications set forth on the attached Exhibit “E” (the “Development Specifications”). For purposes of this Contract, a “Lot” is a discrete parcel of developed and legally existing land that has its own, individual tax identification number and that meets all the Development Specifications and all requirements for construction of a detached, single-family residence thereon.

15.            Pre-Closing Lot Inspection. Prior to each scheduled Closing hereunder, Buyer may perform re-inspections of the Lot(s) to be purchased and prepare a list of all items not in compliance with the Development Specifications. Seller shall correct all items as described on the list within thirty (30) days after receipt of the notice of non-compliance matters and prior to each Closing. In the event that Seller shall fail to timely cure such items, Buyer may, at its option: (a) correct the items and receive a credit against the Purchase Price for Buyer’s expenses plus ten percent (10%); (b) complete such Closing and allow Seller to complete the items after such Closing; (c) defer the purchase of the defective Lot(s) and proceed to close on alternative Lots that meet all of the Development Specifications; or (d) refuse to close until all of the Lots designated for takedown comply with the Development Specifications, in which event the Lot Takedown Schedule set forth on Exhibit “B” shall be suspended and adjusted accordingly, and the Escalator to the Purchase Price shall be abated and not accrue. Except in the event of an election under (a) and (b) above, the consummation of a Closing on any Lot or Lots shall be deemed conclusive evidence that the Lots comply with the Development Specifications to Buyer’s satisfaction, and Buyer shall be deemed to have waived the right to assert that the Lot or Lots fail to comply with the Development Specifications; provided, however, in no event shall the foregoing be deemed a waiver by Buyer of any rights or remedies that Buyer may have pursuant to this Contract, or as a result of any latent or construction defect regarding the Lots or the construction activities performed by Seller thereon.

16.            Model Homes; Parking Lot. To the extent permitted by the Subdivision Documents and applicable law, and upon request by Buyer, Seller shall cooperate with Buyer at no material out of pocket cost to Seller to obtain “model permits” to start construction of Buyer’s model homes prior to the recording of the final Subdivision [plat]. As long as Buyer owns a Lot in the Subdivision, and for the period that this Contract remains in effect, Seller shall allow Buyer to use a vacant lot in the Subdivision that is subject to the terms of this Contract (but not yet purchased by Buyer) as a gravel parking lot to serve Buyer’s model homes and/or sales information trailer, without requiring Buyer to close on the lot or pay rental. The lot to be used for the parking lot shall be subject to Seller’s approval, which approval shall not be unreasonably conditioned, withheld or delayed. Buyer shall procure insurance deemed reasonably acceptable to Seller with respect to the activities contemplated by this Section 16. The provisions of this Section 16 shall expire upon the closing of the sale of the last home on a Lot acquired by Buyer, whereupon Buyer shall, promptly upon thirty (30) days written notice from Seller, cease all activities permitted pursuant to this Section. In such case, Buyer shall, at Buyer’s sole cost and expense, promptly remove its property from and restore any such Lot to substantially the same condition as existed prior to Buyer’s use of the same pursuant to this Section to the extent changed or damaged by Buyer.

EXHIBIT B

17.            Construction Trailer. To the extent permitted by the Subdivision Documents and applicable law, for as long as Buyer owns a Lot in the Subdivision that is subject to the terms of this Contract (but not yet purchased by Buyer), Seller shall allow Buyer to use a vacant lot in the Subdivision for Buyer’s construction trailer without requiring Buyer to close on the lot or pay rental. The lot to be used for the construction trailer shall be subject to Seller’s approval, which approval shall not be unreasonably conditioned, withheld or delayed. Buyer shall procure insurance deemed reasonably acceptable to Seller with respect to the activities contemplated by this Section 17. The provisions of this Section shall expire upon the closing of the sale of the last home on a Lot acquired by Buyer, whereupon Buyer shall, promptly upon thirty (30) days written notice from Seller, cease all activities permitted pursuant to this Section 17. In such case, Buyer shall, at Buyer’s sole cost and expense, promptly remove its property from and restore any such Lot to substantially the same condition as existed prior to Buyer’s use of the same pursuant to this Section to the extent changed or damaged by Buyer.

18.            Sales Information Trailer. As long as Buyer owns a Lot in the Subdivision, Seller shall allow Buyer to use a vacant lot in the Subdivision that is subject to the terms of this Contract (but not yet purchased by Buyer) for Buyer’s sales trailer, without requiring Buyer to close on such lot or pay rental. The lot to be used for the sales information trailer shall be subject to Seller’s approval, which approval shall not be unreasonably conditioned, withheld or delayed. Buyer shall procure insurance deemed reasonably acceptable to Seller with respect to the activities contemplated by this Section 18. The provisions of this Section 18 shall expire upon the closing of the sale of the last home on a Lot acquired by Buyer, whereupon Buyer shall, promptly upon thirty (30) days written notice from Seller, cease all activities permitted pursuant to this Section 18. In such case, Buyer shall, at Buyer’s sole cost and expense, promptly remove its property from and restore any such Lot to substantially the same condition as existed prior to Buyer’s use of the same pursuant to this Section to the extent changed or damaged by Buyer.

19.            Marketing/Signage. Subject to applicable governmental regulations, and the Subdivision Documents, Buyer shall have the right to, and Seller shall reasonably cooperate with Buyer’s efforts to, locate marketing and directional signage at the Subdivision entrance and other such locations throughout the Subdivision. Seller acknowledges the importance to Buyer of protecting its brand, including trademarks, service marks and other images. All printed and electronic materials, advertising copy, scripts, billboards and monument and other signage (collectively, “Marketing Materials”) developed and/or used by Buyer may (but shall not be required to) utilize Buyer’s then-standard or specially-designed trademarks, service marks and designs, including colors, fonts and other design characteristics, or such other design characteristics as Buyer shall desire. Seller agrees that any Subdivision Documents or amendments thereto recorded after the Effective Date shall not conflict with the agreements set forth in this paragraph. The provisions of this Section 19 shall expire upon the closing of the sale of the last home on a Lot acquired by Buyer, whereupon Buyer shall promptly cease all activities permitted pursuant to this Section 19, and shall, at Buyer’s sole cost and expense, promptly remove all of its Marketing Materials from the Lots or Subdivision, failing which Seller may remove such materials on Buyer’s behalf.

EXHIBIT B

20.            Common Area Landscaping. Buyer shall have the right but not the obligation to improve the common area landscaping and if Buyer so chooses to improve the common area landscaping, Seller shall use commercially reasonable efforts to obtain approval for Buyer to improve, update, replace or enhance the common area landscaping, at Buyer’s cost and expense and in a manner chosen by Buyer, subject to proper approval of any applicable homeowners association.

21.            No Third Party Beneficiaries. Nothing expressed or mentioned in this Contract is intended or shall be construed to give any person, other than the parties hereto, their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Contract or any provisions herein contained, this Contract and any conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the above mentioned parties, persons and entities, and for the benefit of no other person.

22.            Default.

(a)           If Buyer fails to perform any of the covenants and agreements set forth in this Contract on its part to be performed within the time or times specified herein, the Earnest Money Deposit then held by Escrow Agent, if any, shall be paid to Seller, as Seller’s sole and exclusive remedy, as consideration for its execution of this Contract and in full settlement of, and as liquidated damages for, any and all claims for damages, occasioned by Buyer’s default, and upon such payment this Contract shall terminate and all further rights and obligations of the parties hereunder shall terminate. The foregoing is Seller’s sole remedy and exclusive hereunder, provided that this provision shall not limit or otherwise affect Seller’s right to receive reimbursement for attorneys’ fees and costs as authorized by Section 23, Buyer’s indemnity obligations under this Contract or any rights or obligations that survive any Closing or termination of this Contract.

(b)           If Seller fails to perform any of the covenants and agreements set forth in this Contract on its part to be performed on or prior to any Closing, then Buyer may (i) waive such default and proceed with such Closing (without waiving its rights with respect to any subsequent Closing), (ii) terminate the Contract, in which event the Earnest Money Deposit shall be returned to Buyer on demand and upon such return this Contract shall terminate and all further rights and obligations of the parties hereunder shall terminate, in which case Seller shall also promptly reimburse Buyer for its actual out of pocket expenses incurred in connection with the transactions contemplated by this Contract, or (iii) proceed with an action against Seller for specific performance. Notwithstanding anything herein to the contrary, in the event specific performance is an unavailable remedy, then Buyer shall be entitled to bring an action against Seller for any damages (excluding speculative, consequential and/or punitive damages) suffered or incurred by Buyer as a result of the breach or any failure by Seller to perform any of its obligations hereunder. These are Buyer’s sole remedies, provided that this provision shall not limit or otherwise affect Buyer’s right to receive reimbursement for attorneys’ fees and costs as authorized by Section 23, Seller’s indemnity obligations under this Contract or any rights or obligations that survive any Closing or termination of this Contract.

EXHIBIT B

(c)           No default shall be declared under this Contact unless fifteen (15) days written notice of such default shall have been delivered to the defaulting party by the non-defaulting party and the defaulting party has not cured the default within such period, except that only five (5) days written notice shall be required if either party fails to timely close on any date specified herein for a Closing. The Lot Takedown Schedule shall be extended for any Seller cure period (as the same may be extended pursuant to Section 22(b)(iv)) and during such cure period the Escalator shall abate and not accrue.

(d)           Notwithstanding anything to the contrary set forth in this Contract, in no event shall either party be liable to the other party for consequential, speculative or punitive damages.

23.            Attorneys’ Fees. If legal proceedings are instituted by either party hereto to enforce, construe or interpret any provisions of this Contract, or to enforce the rights of either party arising under or by virtue of the execution of this Contract, whether such proceedings are instituted before or after Closing, the prevailing party shall be entitled to recover all reasonable costs and expenses, including reasonable attorneys’ fees and costs and expert fees and costs, incurred by it in connection with such proceedings, including costs and fees incurred on appeals. This Section 23 is intended to and shall survive Closing and conveyance of the Property to Buyer, or termination of the Contract for any reason whatsoever.

24.            Time is of the Essence. Except as provided herein, time, and timely performance of all conditions and covenants to be performed or satisfied by either party hereto, are the essence of this Contract. Waiver of performance or satisfaction or timely performance or satisfaction of any condition or covenant by one party shall not be deemed to be a waiver of the performance or satisfaction of any other condition or covenant unless specifically consented to in writing. When a date upon which a specified event shall occur or be performed falls upon a weekend or official holiday, the time allowed for the event or performance to occur shall be extended to the next succeeding business day.

25.            Counterparts. This Contract may be executed by the parties in two (2) or more separate counterparts, which may be exchanged via facsimile, email, or other means of electronic transmittal, all of which, when taken together with the various parties original signatures thereon, shall be and be taken to be an original, and all collectively but one document.

26.            Captions and Paragraph Headings. Captions and paragraph headings contained in this Contract are for convenience and reference only and in no way define, describe, extend or limit the scope or content of this Contract nor the intent of any provision hereof.

27.            Notices. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given: (a) when hand delivered, receipt required; (b) upon actual delivery (or attempted delivery which is refused) after deposit with Federal Express, UPS or other nationally recognized overnight courier service, with overnight delivery charge prepaid, receipt required, or by certified mail, return receipt requested, postage prepaid,; or (c) when transmitted via electronic mail if sent during business hours (or if not on the next business day). All Notices shall be addressed as follows:

EXHIBIT B

To Seller:	Hanover _______, LLC
c/o Hanover Land Company, LLC
605 Commonwealth Avenue
Orlando, Florida 32803
Attn: Bill Orosz
Email: worosz@hcpland.com

To Buyer:	HFB ______, LLC
c/o Hanover Family Builders, LLC
605 Commonwealth Avenue
Orlando, Florida 32803
Attn: Division President
Email: sorosz@hcpland.com

With a copy to:	Landsea Homes Corporation
660 Newport Center Drive, Suite 300
Newport Beach, California 92660
Attention: Franco J. Tenerelli, Esq.
Executive Vice President and Chief Financial Officer
Email: ftenerelli@landseahomes.com

Any telephone numbers set forth above are provided for convenience only and shall not alter the manner of giving notice set forth in this Section 27. Either party may change its notice address upon written notice to the other party. Legal counsel for any party shall be entitled to give and receive notice on behalf of a party without prejudice.

28.            Governing Law, Venue and Binding Effect. The interpretation and enforcement of this Contract shall be governed by and construed in accordance with the laws of the State of Florida and shall bind, and the benefits and advantages shall inure to and be enforceable by Buyer and Seller as well as their respective personal representatives, heirs, successors and assigns. Whenever used, the singular name shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders. The only venue for any action arising out of this Contract shall be the circuit or county courts in and for [________ County, Florida].

29.            Radon Gas. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the county public health unit.

EXHIBIT B

30.           Survival of Obligations; Severability. All provisions of this Contract that contemplate or require performance after any Closing shall survive such Closing under this Contract. Every provision of this Contract shall be construed so as to be enforceable and if such construction is not possible then the unenforceable provision shall be stricken and the remainder of this Contract enforced to the maximum extent possible.

31.            Integrated Contract; Waiver and Modification. This Contract represents the complete and entire understanding and agreement between Buyer and Seller with regard to all matters addressed in this Contract and supersedes any and all prior or contemporaneous agreements, whether written or oral. Buyer and Seller agree that no prior or contemporaneous oral agreement induced the execution of this Contract. This Contract may not be modified or amended, nor may any provision contained herein be waived, except in writing signed by Buyer and Seller, unless such modification, amendment or waiver is for the benefit of one or more of the parties hereto and to the detriment of the others, then the same must be in writing signed by all parties to whose detriment the modification, amendment or waiver inures.

32.            Further Assurances. In addition to the obligations required to be performed hereunder by Seller, Seller agrees to perform such other acts, and to execute, acknowledge, and deliver subsequent to each Closing such other instruments, documents or other materials, as Buyer may reasonably request in order to effectuate the consummation of the transactions contemplated herein and to vest title to the Property in Buyer. The provisions of this paragraph shall survive each of the Closings.

33.            Brokerage. Seller and Buyer hereby acknowledge, represent and warrant to each other that no broker or finder has been employed by either Seller or Buyer in connection with the sale and purchase transaction contemplated in this Contract. Seller and Buyer each warrant to the other that no other commissions or other compensation are payable by Seller or Buyer to any broker or finder in connection with this Contract or the transaction contemplated herein, and Seller and Buyer each agrees to indemnify, defend, save and hold the other harmless from and against the payment of any commissions or fees or claims for commissions or fees by virtue of any acts or actions undertaken by them, respectively; it being expressly agreed that the foregoing agreement of indemnification shall expressly survive any Closing or Closings under this Contract or termination of this Contract.

34.            No Partnership. Nothing contained in this Contract is intended to, or shall be deemed to, create a joint venture or partnership of any kind between the parties hereto, or any relationship other than that of a Seller and Buyer of the Property.

35.            Assignment. No party may assign this Contract and/or its rights and obligations hereunder without the other party’s prior written consent; provided, however, that Buyer shall have the right to assign this Contract to any affiliate of Buyer, a successor in interest to Buyer by merger or corporate reorganization (collectively, an “Affiliate”), or to an entity in connection with a landbanking transaction whereby Buyer or its affiliate has the right or option to purchase the Property (“Landbanker”), provided that such assignment includes an assumption by the assignee of all of Buyer’s obligations under this Contract accruing from and after the date of the assignment. Following any assignment to a Landbanker, Buyer shall have no further obligations under this Contract except for obligations arising prior to the date of such assignment.

EXHIBIT B

36.           Cooperation by Seller. During the term of this Contract, Seller shall execute all customary, appropriate, and reasonable documents, instruments, applications, and approvals that are reasonably requested in connection with Buyer’s intended development of the Lots.

37.           Seller’s Covenants Pending Closing. At all times while this Contract remains in effect, Seller shall (a) not convey, lease, transfer or encumber any portion of the Property or any rights therein, nor enter into any conveyance, security document, option, right of first refusal, easement, lease or other agreement granting to any person or entity any rights with respect to the Property, or any interest therein, (b) operate and maintain the Property in a good and workmanlike manner at least as well as Seller has operated and maintained it prior to the Effective Date and not make any material changes or alterations to the Property except as expressly provided in this Contract, (c) within three (3) business days after Seller’s becoming aware thereof, give notice to Buyer of any litigation, arbitration or administrative proceeding concerning or affecting the Property, together with copies of all relevant documents, (d) comply with all requirements of all laws, orders, rulings, ordinances, rules, orders and regulations of any governmental authority having jurisdiction over Seller or the Property or the use or construction thereof, and keep all such permits, licenses and approvals in full force and effect, and not take any action which would have a material and adverse effect upon the Property, (e) not initiate, consent to approve or otherwise take any adverse action with respect to zoning, land use or any other governmental rules or regulations presently applicable to all or any part of the Property (except as may be consented to in writing by Buyer), (f) not take any action that would cause any of Seller’s representations or warranties to become untrue or incorrect and (g) not, directly or indirectly, market the Property or have discussions or make, accept or entertain offers to or from any third parties interested in acquiring the Property. Seller shall maintain the Subdivision, including all Lots not yet purchased by Buyer in a commercially reasonable manner, free of trash, garbage, refuse and construction debris.

38.           Subdivision Maintenance. Buyer shall be responsible for maintaining all Lots which it has purchased in a reasonably neat and clean condition (wear and tear excepted). Seller shall be responsible for maintaining all portions of the Property and the Subdivision (or, to the extent authorized, causing the applicable association to maintain, as applicable) which has not yet been acquired by Buyer hereunder in a reasonably neat and clean condition in a compliance with all applicable laws and Subdivision Documents. Each party shall be responsible for repairing, at its cost, any damage to any property it or its contractors, subcontractors, consultants or agents cause either on or to the Property or the Subdivision including, without limitation, during any construction. The covenants in this paragraph shall survive Closing and any termination under this Contract.

39.           “AS IS” SALE. EXCEPT AS SPECIFICALLY SET FORTH IN THIS CONTRACT AND IN THE DOCUMENTS TO BE DELIVERED AT EACH CLOSING, BUYER IS ACQUIRING THE LOTS “AS IS,” “WHERE IS” AND “WITH ALL FAULTS,” AND SELLER HAS NOT MADE AND DOES NOT AND WILL NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WITH RESPECT TO THE QUALITY, PHYSICAL CONDITION, EXPENSES, LEGAL STATUS, ZONING, VALUE, UTILITY OR POTENTIAL OF THE LOTS, OR ANY OTHER MATTER OR THING AFFECTING OR RELATING TO THE LOTS OR THIS CONTRACT THAT MIGHT BE PERTINENT IN CONSIDERING WHETHER TO PURCHASE THE LOTS OR TO MAKE AND ENTER INTO THIS CONTRACT, AND EXCEPT AS SPECIFICALLY SET FORTH IN THIS CONTRACT AND IN THE DOCUMENTS TO BE DELIVERED AT EACH CLOSING, SELLER HAS NOT MADE, AND BUYER HAS NOT RELIED UPON, ANY SUCH REPRESENTATIONS.

EXHIBIT B

40.           Subdivision Documents. Buyer acknowledges it will be buying Lots subject to, and Buyer will be bound by, previously recorded documents governing the Subdivision including, without limitation, covenants and restrictions and articles of incorporation and bylaws of an owner’s association (collectively, the “Subdivision Documents”). Seller, in its capacity as “Developer” or “Declarant” pursuant to the Subdivision Documents, shall not, during the term of this Contract, amend the Subdivision Documents without the prior written consent of Buyer, which shall not be unreasonably withheld. Prior to the expiration of the Inspection Period, Buyer shall have fully apprised itself of the terms and conditions of the Subdivision Documents, and its election not to terminate this Contract prior to the expiration of the Inspection Period shall be deemed notice of Buyer’s acceptance of the Subdivision Documents in all respects. Notwithstanding the foregoing, Seller shall cooperate with Buyer to facilitate the approval of Buyer’s intended product by the applicable Architectural Review Board formed pursuant to the Subdivision Documents, if applicable, and shall request from the homeowners’ association, on Buyer’s behalf, the delivery of a standard form of estoppel certificate deemed acceptable to the Title Company, or such other form as Buyer may reasonably request, to and in favor of Buyer prior to each Closing hereunder.

IF NOT YET DRAFTED/RECORDED: The parties shall use a mutually agreeable form documents governing the Subdivision, including, without limitation, covenants, conditions and restrictions and articles of incorporation and bylaws (the “Subdivision Documents”) for the [Subdivision or Property], and governance of the homeowners’ association (“Association”) which are subject to Buyer’s approval, such approval not to be unreasonably withheld. Buyer and Seller covenant to agree to the form of the Subdivision Documents prior to the expiration of the Inspection Period. At or prior to the Initial Closing, the Association shall be incorporated by Seller. The Subdivision Documents shall be executed and recorded by Seller, at Seller’s expense, upon the recording of the plat thereof, and shall thereafter be extended to encumber each subsequent phase upon recordation of the plat thereof, as applicable. As a condition to Buyer’s obligations hereunder, all of the common areas within the recorded plat for the phase of development, as applicable, shall have been properly conveyed to the Association, which conveyance may be effectuated via a dedication on the plat if permitted by the governing jurisdiction. Seller agrees to hire a professional management company to manage the Association and maintain all common areas. Buyer will be designated as an approved builder and will have the rights to sell, market, build, and construct homes in the Subdivision in accordance with industry practices.

41.            Condemnation and Casualty. If after the Effective Date and prior to any Closing, all or any portion of the Property or any Lot to be purchased by Buyer is taken or threatened to be taken by eminent domain or condemnation, or suffers a casualty loss, Seller shall give Buyer immediate notice thereof with a complete description of all relevant information and complete copies of all relevant documentation. Within thirty (30) days of such notice, Buyer may elect either (a) to terminate this Contract, as to the affected Lots or, if more than twenty percent (20%) of the Lots are affected, all of the Lots, in which event the Earnest Money Deposit shall be returned or reduced pro rata based on the number of Lots deleted from the Contract, and the Contract as to any Lots deleted, shall be null and void and of no further force or effect, or (b) to consummate Closings as herein provided, in which event Seller shall pay or assign all condemnation awards or payments or insurance proceeds in respect of the Lots purchased to Buyer at the Closings. The Lot Closing Schedule shall be extended as necessary to accommodate such thirty (30) day period and the Escalation shall abate and not accrue during such extension. If this Contract is terminated in full pursuant to this section, the Earnest Money Deposit will be returned to Buyer, and neither Party shall have any further rights, duties, obligations or liabilities, at law or in equity, arising out of or relating to this Contract except for those that specifically survive termination of this Contract pursuant to other sections hereof.

EXHIBIT B

42.            Escrow Agent.

(a)            Obligations of Escrow Agent. Buyer and Seller hereby acknowledge that Escrow Agent undertakes hereunder to perform only such duties as are expressly set forth herein.

(b)            Reliance. Escrow Agent (i) may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, (ii) may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument, and (iii) may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

(c)            Indemnity. Buyer and Seller hereby agree, jointly and severally, to indemnify Escrow Agent and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fees or charges of any character or nature whatsoever, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent hereunder, except to the extent resulting from Escrow Agent’s gross negligence, fraud or willful misconduct; and in connection therewith, to indemnify Escrow Agent against any and all expenses, including attorneys’ fees and the cost of defending any action, suit or proceedings or resisting any claim; provided, that with respect to any such claims, liabilities, losses, actions, suits, proceedings, costs or expenses relating to a dispute between Seller and Buyer, as between Seller and Buyer the non-prevailing party will be the primary obligor with respect to the foregoing indemnity.

(d)            Interpleader. If there is any disagreement about the interpretation of this Contract, or about the rights and obligations, or the propriety, of any action contemplated by Escrow Agent hereunder, Escrow Agent may, at its sole discretion, file an action in interpleader to resolve such disagreement. Escrow Agent will be indemnified for all costs, including reasonable attorneys’ fees, in connection with the aforesaid interpleader action, and will be fully protected in suspending all or a part of its activities under this Contract until a final judgment in the interpleader action is received.

(e)            Counsel. Escrow Agent may consult with counsel of its own choice and will have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. Escrow Agent will otherwise not be liable for any mistakes of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

(f)            Resignation. Escrow Agent may resign upon fifteen (15) days’ written notice to Buyer and Seller. If a successor Escrow Agent is not appointed within such fifteen (15) day period, Escrow Agent may petition a court of competent jurisdiction to name a successor.

43.	Waiver of Jury Trial. BUYER AND SELLER EACH AGREE TO WAIVE A TRIAL BY JURY IN ANY DISPUTE ARISING OUT OF THIS CONTRACT.

[Signatures appear on the next page]

EXHIBIT B

IN WITNESS OF THEIR AGREEMENT, the parties to this Contract have executed this document on the date first above written.

SELLER:

HANOVER ____________, LLC,
a Florida limited liability company

By:	Hanover Land Company, LLC,
a Florida limited liability company,
its Manager

By:
Andrew J. Orosz, Vice President

BUYER:

HFB _______________, LLC,
a Florida limited liability company

By:	Hanover Family Builders, LLC,
a Florida limited liability company,
its Sole Member

By:
Stephen W. Orosz, Co-President

EXHIBIT B

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE
COMPANY

By:
Sam Sobering, Vice President

EXHIBIT B

EXHIBIT “A” [to EXHIBIT B]

LEGAL DESCRIPTION

EXHIBIT B

EXHIBIT “B” [to EXHIBIT B]

LOT TAKEDOWN SCHEDULE
Takedown	Lots	Date
Initial Closing	Not less than ten (10) Lots	The date that is the later of (i) thirty (30) days following Seller’s completion of the Development Specifications; or (ii) thirty (30) days following the expiration of the Inspection Period
Second Closing	Not less than ten (10) Lots	On or before the date that is ninety (90) days following the Initial Closing
Third Closing	Not less than ten (10) Lots	On or before the date that is ninety (90) days following the Second Closing
Final Closing	All remaining Lots	On or before the date that is ninety (90) days following the Third Closing

EXHIBIT B

EXHIBIT “C” [to EXHIBIT B]

CLOSING DOCUMENTS

(a)	A Deed in substantially the form attached as Exhibit “C-1” to the Contract;

(b)	An assignment of Impact Fee Credits (including, but not limited to water, sewer, transportation, school and other impact fee credits or reservations of Seller or associated with the Property) in a form deemed appropriate by applicable governmental authority (if applicable);

(c)	A bill of sale conveying to Buyer all Seller’s right, title and interest in and to any improvements, equipment, personal property and similar property;

(d)	An general assignment of all declarant’s or developer’s rights under the Subdivision Documents (to the extent transferable and with respect to the Lots acquired at each Closing, except for the Final Closing, at which Seller shall assign all such rights to Buyer, if applicable);

(e)	A general assignment of approvals, plans, permits, licenses, agreements, impact fee credits, incentives, and other intangible property;

(f)	A closing statement to be mutually completed by the parties reflecting the payment of the Purchase Price for the Lots subject to adjustments, credits, and prorations set forth herein.

(g)	A Foreign Investment in Real Property Tax Act (“FIRPTA”) certification in conformance with the requirements of FIRPTA;

(h)	A certificate confirming that all of Seller’s representations and warranties under the Contract remain true and correct;

(i)	A title affidavit as to those items or facts within Seller’s control in form typically required by the Title Agent and sufficient to allow the Title Company to delete the “standard exceptions” in a title insurance policy, including, (A) rights of parties in possession other than record owners, (B) any lien, or right to lien, for services, labor, or materials heretofore or hereafter furnished, imposed by law and not shown among the public records, (C) defects, liens, encumbrances adverse claims or other matters, if any, created, first appearing in the public record or attaching subsequent to the effective date of the Commitment but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by the Commitment;

(j)	If requested by Buyer, resignation of officers with respect to any homeowners association officer positions held by Seller (at the Final Closing only); and

(k)	Such other documents or instruments as may be required by other provisions of this Contract or reasonably required by Buyer or the Title Company to effectuate the Closing of any Lots hereunder.

EXHIBIT B

EXHIBIT “C-1” [to EXHIBIT B]

This instrument was prepared by and

after recording return to:

________________________

________________________

________________________

________________________

Parcel ID: ________________________

[SPECIAL] WARRANTY DEED

THIS [SPECIAL] WARRANTY DEED, made and executed this ___ day of _________, _____, by _________________________, a ______________________, whose address is ____________________ (hereinafter referred to as the “Grantor”), to ____________________, a ____________________, whose address is __________________ (hereinafter referred to as the “Grantee”);

W I T N E S S E T H:

THAT the Grantor, for and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged by these presents, does grant, bargain, sell, alien, remise, release, convey, and confirm unto the Grantee that certain piece, parcel or tract of land situated in __________ County, Florida more particularly described on the attached Exhibit “A” (hereinafter referred to as the “Subject Property”);

TOGETHER with all buildings, structures, and improvements thereon and thereto and all of the rights, privileges, appurtenances, hereditaments, easements, reversions, and remainders pertaining to or used in connection therewith, including, without limitation, all (i) development and concurrency rights, privileges, permits, entitlements and credits, incentives, impact fee credits, prepaid fees, air rights, water rights, water stock, water capacity, sewer, wastewater and re-use water rights, sewage treatment capacity, other utility capacity and rights, concurrency certificates, approvals, and permits relating thereto, (ii) strips and gores, streets, alleys, easements, rights-of-way, public ways, or other rights appurtenant, adjacent, or connected thereto, and (iii) minerals, oil, gas, and other hydrocarbon substances in, under, or that may be produced therefrom.

TO HAVE AND TO HOLD the same in fee simple forever.

AND the Grantor does hereby covenant with and warrant to the Grantee that the Grantor is lawfully seized of the Subject Property in fee simple; that the Grantor has good right and lawful authority to sell and convey the Subject Property; and that the Grantor fully warrants the title to the Subject Property and will defend the same against the lawful claims of all persons [claiming by, through or under the Grantor, but against none other.]

THE conveyance made herein, however, is expressly made SUBJECT TO (a) ad valorem real property taxes and assessments for the year of 20___ and thereafter, and (b) easements and restrictions of record, the reference to which shall not act to reimpose the same.

EXHIBIT B

IN WITNESS WHEREOF, the Grantor has caused these presents to be executed in manner and form sufficient to bind it as of the day and year first above written.

Signed, sealed and delivered		, a
In the presence of:

By:
Printed Name:	Name:
Title:

Printed Name:

STATE OF FLORIDA

COUNTY OF ________________

The foregoing instrument was acknowledged before me this ___ day of _________, ____ by__________________, as ________________ of ___________________________, a ___________________________, on behalf of the company. He is personally known to me or has produced __________________________________________ as identification.

(NOTARY SEAL)	Notary Public Signature

Typed or Printed Notary Name
Notary Public-State of__________________________
Commission No.:_________________________
My Commission Expires:______________

EXHIBIT B

EXHIBIT “A” (to Deed)

EXHIBIT B

EXHIBIT “D” [to EXHIBIT B]

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES OF SELLER

EXHIBIT B

EXHIBIT “E” [to EXHIBIT B]

DEVELOPMENT SPECIFICATIONS

With respect to the Lots that are the subject of each Closing:

1. Applicable Subdivision Plat for the applicable Phase in which the Lots are located shall have been recorded in the Public Records.

2. Seller shall have completed construction of all common area tracts and infrastructure improvements within the platted phase, including, but not limited to, common area sidewalks, handicap ramps, fences, walls, landscape, irrigation, and sod.

3. Verification of warranty/maintenance bonds, as applicable, shall be provided.

4. The Lots shall be designed and have zoning approval allowing for residential use in accordance with the applicable municipal zoning code.

5. Lot is graded per the approved construction plans for type A and B lots, with pads 8 inches below finished floor elevation and all grades are plus or minus 0.2’.

6. All grading and earthwork is free from deleterious material. All construction material geotechnical testing is complete for the earthwork, utilities, roadways; verification may be provided by copies of CMT.

7. The soil within the Lot shall have sufficient geotechnical bearing capacity to safely accommodate the type of single family residence which the Purchaser intends to build thereon without the need of additional displacement, or removal and replacement on unsuitable soils.

8. Final acceptance has been received for all applicable permits, including but not limited to, (1) sanitary sewer clearance by municipal permittee and FDEP; (2) potable water clearance by the service provider and FDEP; (3) reclaimed water clearance by the service provider (if reclaimed is available); and (4) all applicable stormwater management permits will be certified complete by the applicable Water Management District within 180 days of Certificate of Completion by the applicable municipality.

9. All infrastructure is complete and accepted by the applicable permitting municipality, which may be verified via copies of Certificate of Completion or clearance documentation.

10. All sanitary sewer laterals are installed in accordance with the technical manual or applicable standards established by the permitting jurisdiction/authority and able to be visually verified.

11. All potable water services are installed in accordance with the technical manual or applicable standards established by the permitting jurisdiction/authority and able to be visually verified.

12. All reclaimed water services are installed in accordance with the technical manual or applicable standards established by the permitting jurisdiction/authority and able to be visually verified. (if reclaimed is available)

13. All storm drainage and retention/detention facilities are installed in accordance with the technical manual or applicable standards established by the permitting jurisdiction/authority and able to be visually verified.

14. Installation of curbs and paved streets as required by all applicable governmental authorities.

15. Installation for underground electric service and above-ground transformers shall be completed including street lights. All transformers, pedestals, hand holes, pull boxes, and street lights shall avoid all driveway conflicts.

EXHIBIT B

16. Cable, phone, internet shall be provided to service all Lots by at least one provider. All pedestals and above ground facilities shall avoid all driveway conflicts.

17. Seller shall have installed all street signs for the Community (or the applicable Phase of the Community in which the Lots are located).

18. Utility stub outs (water/sewer/reclaimed) are accessible for final connection without conflict with the dry utility improvements, and function as designed.

19. NPDES permit has been maintained and Lots are properly seeded and fully stabilized. A 2’ sod strip exists along the back of curb of the roadway and is in good condition. All Lots will have been seeded and mulched and have a minimum seventy percent (70%) coverage in accordance with NPDES requirements.

20. All common areas, including pond banks, are in maintained condition and regularly mowed.

21. Seller to verify lot corners, PCPs, and PRMs have been installed.

22. Seller to provide Buyer written confirmation acceptable to Buyer that all Lots are in FEMA Flood Zone “X” according to Flood Insurance Rate most current Map panel associated with the Lots, or provide evidence of a properly formatted LOMR package submitted to FEMA, signed and sealed by a registered Land Surveyor or Professional Engineer currently licensed in the State of Florida. Seller shall provide a list prior to Closing of all homes affected in any way by Flood Zone “A” or “AE”.

Note: The Development Specifications above shall be modified based on the jurisdictional requirements and specific approvals relating to each individual transaction.

EXHIBIT B

EXHIBIT C

SCHEDULE OF PENDING PROPERTIES

Deal Name	County
Bannon Rd Assemblage	Polk
Pine Meadows	Lake
Tara Oaks	Lake
OB Partnership	Lake
Hodges Reserve	Lake
Anthony	Lake
Stahlein	Lake
Banning Ranch	Lake
Indigo / Cypress Bluff	Lake
Glenwood Pines	Volusia
Stewart Minor	Volusia
Volusia Land and Timber	Volusia
Brillante & Cherry Lane Pit	Volusia

EXHIBIT C

EXHIBIT D

SCHEDULE OF EXCLUDED PROPERTIES

“Whitemarsh” (Leesburg / Lake County)

Stewart Major – Some portion of lots to be offered to Lennar with the balance to be deemed part of the “Restricted Property”.

Lots 84 and 109 of EagleTail Landing (Hanover 623 Holdings, LLC)

EXHIBIT D